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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Dynex Capital, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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(4)	Date Filed:

Dynex Capital, Inc.

Notice of Annual Meeting of Shareholders

and

Proxy Statement

Annual Meeting of Shareholders

May 13, 2009

DYNEX CAPITAL, INC.

April 3, 2009

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Dynex Capital, Inc. (the “Company”) to be held at North Shore Commons I located at 4951 Lake Brook Drive, Glen Allen, Virginia on Wednesday, May 13, 2009, at 3:00 p.m. Eastern Time.

The business of the meeting is to consider and act upon the election of directors, to approve a new stock and incentive compensation plan and to ratify the selection of the auditors of the Company.

As permitted by rules adopted by the Securities and Exchange Commission, we are furnishing our proxy statement, 2008 Annual Report to Shareholders and proxy card over the Internet to shareholders. This means that most shareholders will not receive paper copies of these documents. Instead, these shareholders will receive only a notice containing instructions on how to access the proxy materials over the Internet. This approach allows us to lower the costs of delivering the annual meeting materials and reduce the environmental impact of the meeting. If you received only the notice and would like to receive a paper copy of the proxy materials, the notice contains instructions on how you can request copies of these documents.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you receive your proxy materials by mail, you may sign, date and mail the proxy card in the postage-paid envelope provided. Instructions regarding all three methods of voting are contained in the proxy card. If you mail the proxy card and are a common shareholder and desire to vote your shares of common stock in accordance with management’s recommendations, you need not mark your votes on the proxy but need only sign, date and return the common proxy card in the enclosed postage-paid envelope in order to record your vote. If you mail the proxy card and are a preferred shareholder and desire to vote your shares of Series D Preferred Stock for one or both of the preferred nominees, you must mark your votes on the preferred proxy card and return the proxy card in the enclosed postage-paid envelope in order to record your vote.

Sincerely,

Thomas B. Akin
Chairman of the Board and
Chief Executive Officer

DYNEX CAPITAL, INC.

4991 Lake Brook Drive, Suite 100

Glen Allen, Virginia 23060

(804) 217-5800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The Annual Meeting of Shareholders of Dynex Capital, Inc. (the “Company”) will be held at North Shore Commons I located at 4951 Lake Brook Drive, Glen Allen, Virginia on Wednesday, May 13, 2009, at 3:00 p.m. Eastern Time, to consider and act upon the following matters:

1.	Holders of our Common Stock will:

A.	Elect three (3) directors of the Company, to hold office until the next annual meeting and until their successors are elected and duly qualified; and

B.	Vote on the Dynex Capital, Inc. 2009 Stock and Incentive Plan; and

C.	Vote on the ratification of the selection of BDO Seidman, LLP, independent certified public accountants, as auditors for the Company for the 2009 fiscal year; and

D.	Transact such other business as may properly come before the meeting or any adjournment thereof.

2.	Holders of our Series D Preferred Stock will:

A.	Elect two (2) directors of the Company, to hold office until the next annual meeting and until their successors are elected and duly qualified, or as otherwise provided in the Company’s Articles of Incorporation.

Only shareholders of record at the close of business on March 24, 2009, the record date, will be entitled to vote at the Annual Meeting.

Management desires to have maximum representation at the Annual Meeting. Whether or not you plan to attend the meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you receive these materials by mail, you may sign, date and mail the proxy card in the postage-paid envelope provided. A proxy may be revoked by a shareholder at any time prior to its use by notice in writing to the Secretary of the Company, by submitting a later-dated proxy to the Secretary of the Company, by changing your vote via the toll-free telephone number or over the Internet or by attending the Annual Meeting and requesting to vote in person.

By Order of the Board of Directors

Stephen J. Benedetti
Executive Vice President,
Chief Operating Officer and Secretary

Dated: April 3, 2009

DYNEX CAPITAL, INC.

4991 Lake Brook Drive, Suite 100

Glen Allen, Virginia 23060

(804) 217-5800

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 13, 2009

To Our Shareholders:

This Proxy Statement is furnished to the holders of the common stock (“Common Stock”) and Series D 9.50% Cumulative Convertible Preferred Stock (“Series D Preferred Stock”) of Dynex Capital, Inc. (the “Company”) in connection with the solicitation by the Company’s Board of Directors of proxies to be used at the Annual Meeting of Shareholders of the Company to be held at North Shore Commons I located at 4951 Lake Brook Drive, Glen Allen, Virginia on Wednesday, May 13, 2009, at 3:00 p.m. Eastern Time (the “Annual Meeting”). The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

As permitted by rules recently adopted by the Securities and Exchange Commission (the “SEC”), the Company is making this Proxy Statement and its 2008 Annual Report to Shareholders available to certain of its shareholders electronically via the Internet. On April 3, 2009, we mailed to certain shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our Annual Report and vote over the Internet. If you separately received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail, unless specifically requested. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review over the Internet all of the important information contained in the Proxy Statement and Annual Report. The Notice of Internet Availability of Proxy Materials also instructs you on how you may submit your proxy over the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Printed copies of the Proxy Materials are being mailed to shareholders who were not separately mailed a Notice of Internet Availability of Proxy Materials beginning on or about April 3, 2009.

GENERAL INFORMATION

Solicitation

You have received these proxy materials because the Company’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by the Internet and the mail, and also may be made by personal interview, telephone and e-mail by directors and officers of the Company, acting without compensation other than their regular compensation. Brokerage houses and nominees will be requested to forward the proxy soliciting material to the beneficial owners of shares of Common Stock and Series D Preferred Stock and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding these proxy materials to such beneficial owners.

Voting Rights

Common Stock. Holders of shares of Common Stock at the close of business on March 24, 2009, the record date, are entitled to notice of, and to vote at, the Annual Meeting. On that date, 12,169,762 shares of Common Stock were outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote for each of the three directors nominated to be elected by the holders of shares of Common Stock and one vote on each other matter presented to such holders at the Annual Meeting.

Series D Preferred Stock. Holders of shares of Series D Preferred Stock at the close of business on March 24, 2009, the record date, are entitled to notice of, and to vote at, the Annual Meeting, voting as a single class to elect two directors to the Company’s Board of Directors. Each share of Series D Preferred Stock outstanding on the record date is entitled to one vote for each of the two directors nominated to be elected by the holders of shares of Series D Preferred Stock. The holders of Series D Preferred Stock are not entitled to vote on any other matter. There were 4,221,539 shares of Series D Preferred Stock outstanding as of March 24, 2009.

Quorum

The presence in person or by proxy of shareholders entitled to vote a majority of the outstanding shares of Common Stock will constitute a quorum for all matters upon which holders of shares of Common Stock are entitled to vote. The presence in person or by proxy of shareholders entitled to vote a majority of the outstanding shares of Series D Preferred Stock will constitute a quorum for the matter upon which holders of shares of Series D Preferred Stock are entitled to vote. Shares represented by proxy or in person at the Annual Meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum. An abstention as to any particular matter, however, does not constitute a vote “for” or “against” such matter. “Broker non-votes” (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.

Information about Voting

Shareholders can vote in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

•	By Telephone — you can vote by telephone by calling toll free 1-800-690-6903 and following the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card;

•	By Internet — you can vote over the Internet at www.proxyvote.com by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card; or

•	By Mail — if you received these proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided.

Telephone and Internet voting for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 12, 2009. If you hold shares in the Dynex Capital, Inc. 401(k) Plan, your voting instructions for those shares must be received by 5:00 p.m. Eastern Time on May 11, 2009 to allow sufficient time for voting by the trustee of the plan.

If your shares are held in the name of a bank, broker or other holder of record, you will receive voting instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to shareholders owning shares through certain banks and brokers.

Voting your shares by telephone or over the Internet or sending in a proxy card will not affect your right to attend the Annual Meeting and to vote in person. If your shares are not registered in your own name and you plan to vote in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote in person.

Common Stock. Holders of shares of Common Stock may vote their shares using the “common proxy.” If you vote in time for the Annual Meeting using the common proxy, the individuals named on the common proxy (your “proxies”) will vote your shares of Common Stock in accordance with the choices you specified. If you properly submit a common proxy without indicating your instructions, the shares of Common Stock represented by such common proxy will be voted FOR the election of the nominees named in this Proxy Statement as common shareholder directors, FOR approval of the Dynex Capital, Inc. 2009 Stock and Incentive Plan and FOR the appointment of BDO Seidman, LLP as the Company’s auditors for the 2009 fiscal year.

Series D Preferred Stock. Holders of shares of Series D Preferred Stock may vote their shares using the “preferred proxy.” If you vote in time for the Annual Meeting using the preferred proxy, the individuals named on the preferred proxy (your “proxies”) will vote your shares of Series D Preferred Stock in accordance with the choices you specified. If you properly submit a preferred proxy without indicating your instructions, the shares of Series D Preferred Stock represented by such preferred proxy will not be voted.

Revocability of Proxy

You may change or revoke your proxy at any time before your shares are voted at the Annual Meeting, by any of the following methods:

•	By submitting a written notice of revocation to the Secretary of the Company by the close of business on May 12, 2009;

•	By submitting a completed proxy card bearing a later date than your original proxy card by the close of business on May 12, 2009;

•	By calling 1-800-690-6903 and following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card, by 11:59 p.m. Eastern Time on May 12, 2009;

•	By visiting www.proxyvote.com and following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card, by 11:59 p.m. Eastern Time on May 12, 2009; or

•	By attending the Annual Meeting and requesting to vote in person.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

If your shares are held in the name of a bank, broker or other holder of record, you should contact the holder of record to change your vote.

Other Matters

The management and the Board of Directors of the Company know of no other matters to come before the Annual Meeting other than those stated in the Notice of Annual Meeting of Shareholders. However, if any other matters are properly presented to the shareholders for action, it is the intention of the individuals named in the proxy card to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K, including financial statements for the year ended December 31, 2008, which is available on the Internet as set forth in the Notice of Internet Availability of Proxy Materials and is being mailed together with this Proxy Statement to shareholders who receive the proxy materials by mail, contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Common Stock Directors. Three directors of the Company are to be elected by the holders of shares of Common Stock at the Annual Meeting to serve until the next annual meeting and until their successors are elected and duly qualified. On the recommendation of the Nominating & Corporate Governance Committee, the Board of Directors has nominated Thomas B. Akin, Daniel K. Osborne and James C. Wheat, III for election by the holders of shares of Common Stock to the Board of Directors at the Annual Meeting. Mr. Wheat was recommended for nomination by Mr. Akin, the Company’s Chief Executive Officer. Unless otherwise indicated, a common proxy representing shares of Common Stock will be voted FOR the election of Messrs. Akin, Osborne and Wheat to the Board of Directors. Each Common Stock Director nominee has agreed to serve if elected. Selected biographical information regarding each Common Stock Director nominee is set forth below.

Series D Preferred Stock Directors. Pursuant to Section 10 of Article IIID of the Company’s Articles of Incorporation, as amended, the holders of shares of Series D Preferred Stock are entitled to elect two directors to the Board of Directors of the Company. Except as otherwise provided in the Company’s Articles of Incorporation, each such director will serve until the next annual meeting of the shareholders of the Company and until their successors are elected and duly qualified. Leon A. Felman and Barry Igdaloff have been nominated for election by the holders of shares of Series D Preferred Stock to the Board of Directors at the Annual Meeting. Each Preferred Stock Director nominee has agreed to serve if elected. Selected biographical information regarding each Preferred Stock Director nominee is set forth below.

Vote Required

Common Stock Directors. With regard to the election of the Common Stock Directors, votes may be cast in favor or withheld. The three directors to be elected by the holders of shares of Common Stock will be elected by a favorable vote of a plurality of the shares of Common Stock represented and entitled to vote with respect to each Common Stock Director, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of the Common Stock Directors will have no effect on the outcome of the election. Unless instructed to the contrary, the shares represented by each common proxy will be voted FOR the election of each of the three Common Stock Director nominees named below. Although it is anticipated that each Common Stock Director nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares represented by each common proxy will be voted for another person or persons designated by the Company’s Board of Directors. In no event will a common proxy be voted for more than three Common Stock Directors.

Series D Preferred Stock Directors. With regard to the election of the Preferred Stock Directors, votes may be cast in favor or withheld. The two directors to be elected by the holders of shares of Series D Preferred Stock will be elected by a favorable vote of a plurality of the shares of Series D Preferred Stock represented and entitled to vote with respect to each Preferred Stock Director, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of the Preferred Stock Directors will have no effect on the outcome of the election. If a preferred proxy is not completed in accordance with its instructions or no choices are specified on the preferred proxy, the shares of Series D Preferred Stock represented by such preferred proxy will not be voted. Although it is anticipated that each Preferred Stock Director nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares represented by each preferred proxy will not be voted for another person or persons. In no event will a preferred proxy be voted for more than two directors.

Common Stock Director Nominees

The following information sets forth as of March 13, 2009 the names, ages, principal occupations and business experience for the Company’s Common Stock Director nominees. Unless otherwise indicated, the business experience and principal occupations shown for each director has extended five or more years.

Thomas B. Akin (56) has been a director of the Company and Chairman since 2003. Mr. Akin was appointed Chief Executive Officer of the Company in February of 2008. Mr. Akin has served as the managing general partner of Talkot Capital, LLC located in Sausalito, California since 1995 and continues to serve in this role. Talkot Capital is the general partner for various limited partnerships investing in both private and public companies. From 1991 to 1994, Mr. Akin was the managing director for the Western United States for Merrill Lynch Institutional Services. He had been the regional director of the San Francisco and Los Angeles regions for Merrill Lynch Institutional Services from 1981 to 1991. Prior to Merrill Lynch, Mr. Akin was an employee of Salomon Brothers from 1978 to 1981. He is currently on the board of directors for Acacia Research Corporation, CombiMatrix Corporation, and he serves as Chairman of the Board for both Advance Data Exchange and Centiv Services, Inc. Mr. Akin holds a B.A. from the University of California at Santa Cruz and an M.B.A. from the Anderson School of Management, UCLA.

Daniel K. Osborne (44) has been a director of the Company since 2005. Mr. Osborne has been Managing Member of Vantage Pointe Capital, LLC, an investment advisory firm that serves as the general partner of Vantage Pointe Capital Partners LP, and provides research and other services to various private investment funds. Prior to founding Vantage Pointe Capital, LLC in 2003, Mr. Osborne was a co-founder of Apex Mortgage Capital, Inc. He was Apex Mortgage Capital’s Chief Operating Officer and Chief Financial Officer from September 1997 to September 2001. Concurrently with his role with Apex Mortgage Capital, Inc., Mr. Osborne was a Managing Director of Trust Company of The West from July 1994 to December 2001. Mr. Osborne began his career with Deloitte & Touche, LLP. He holds a B.S. degree in accounting from Arizona State University.

James C. Wheat, III (56) joined the Board of Directors in August 2008. Mr. Wheat is the co-founder and managing director of Colonnade Capital Corporation, a private equity firm dedicated to sponsoring friendly growth buyouts of middle market companies. Since 1995, Mr. Wheat has also been the manager of Jasper, LLC, an investment firm investing in publicly traded securities, hedge funds, private equity and debt, and real estate, and has been the manager of Blandfield Associates, LLC, a timberland and working farm, since 1992. In addition, Mr. Wheat has been a general partner of Riverfront Partners since 1992. He was the managing director and a member of the board of directors of Wheat First Butcher Singer (formerly Wheat, First Securities) from 1984 to 1993. Mr. Wheat earned a B.A. from Hampden-Sydney College in 1975 and an M.B.A. from the University of Virginia in 1978.

Series D Preferred Stock Director Nominees

The following information sets forth as of March 13, 2009, the names, ages, principal occupations and business experience for the Company’s Preferred Stock Director nominees. Unless otherwise indicated, the business experience and principal occupations shown for each director has extended five or more years.

Leon A. Felman (74) has been a director of the Company since 2000. Mr. Felman has been a private investor in financial institutions since 1980. From 1968 to 1999, Mr. Felman was President and Chief Executive Officer of Sage Systems, Inc., which owned and operated Arby’s restaurants in the St. Louis market. Mr. Felman has served on the Board of Directors of Pulaski Financial Corporation since June 2004. Mr. Felman was a director of Allegiant Bancorp, Inc., a St. Louis, Missouri based bank holding company, from 1992 to 2004, and its subsidiary, Allegiant Bank & Trust Company, Inc., from 2001 to 2004, until their sale. Mr. Felman currently serves as a member of the Chancellor’s Council for the University of Missouri-St. Louis and on the board of directors of the Barnes-Jewish Hospital Foundation. Mr. Felman graduated from Carnegie Institute of Technology with a B.S. in Industrial Administration.

Barry Igdaloff (54) has been a director of the Company since 2000. Mr. Igdaloff has been a registered investment advisor and the sole proprietor of Rose Capital in Columbus, Ohio, since 1995. Mr. Igdaloff graduated from Indiana University in 1976 with a B.S.B. in accounting and from The Ohio State University in 1978, with a Juris Doctorate degree. Mr. Igdaloff is a non-practicing certified public accountant and a non-practicing attorney.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE DIRECTOR NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

AND THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The corporate governance practices followed by the Company are summarized below.

Director Independence

The Board of Directors has adopted Corporate Governance Guidelines that set forth the practices of the Board with respect to its size, criteria for membership and selection to the Board, committees of the Board, meetings and access to management, director compensation, director orientation and continuing education, annual performance evaluation of the Board, director responsibilities, annual review of performance of the Chief Executive Officer and management succession and ethics and conduct. The Guidelines are available on the Company’s web page at www.dynexcapital.com under “Investor Relations – Corporate Governance.” A printed copy is available to any shareholder upon written request to the Secretary of the Company, 4991 Lake Brook Drive, Suite 100, Glen Allen, Virginia 23060.

The Board of Directors in its business judgment has determined that all of its members are independent as defined by New York Stock Exchange listing standards, except for Mr. Akin. In reaching this conclusion, the Board considered whether the Company and its subsidiaries conduct business and have other relationships with organizations of which certain members of the Board or members of their immediate families are or were directors or officers. Beginning in February 2008, Mr. Akin was appointed Chief Executive Officer and is therefore not considered an independent director. Consistent with the New York Stock Exchange listing standards, the Company’s Corporate Governance Guidelines establish categorical standards under which a director will not be considered to have a material relationship with the Company if:

•

during each of the current fiscal year and three most recent fiscal years, neither the director nor any immediate family member of the director received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent on continued service);

•

during each of the current fiscal year and three most recent fiscal years, the director is not, and was not, an executive officer or an employee, or had an immediate family member who is not, or was not, an executive officer of another company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues; or

•

the director serves as an executive officer of a charitable organization to which during each of the three preceding fiscal years the Company made charitable contributions that did not exceed the greater of $1,000,000 or 2% of such charitable organization’s consolidated gross revenues.

None of the Company’s directors, except Mr. Akin, their immediate family members, or organizations in which they are a partner, shareholder or officer, are engaged in any relationships with the Company.

Code of Ethics

The Board of Directors has approved a Code of Business Conduct and Ethics for directors, officers and employees of the Company and each of its subsidiaries, including the Company’s Chief Executive Officer and Chief Financial Officer. The Code addresses such topics as compliance with applicable laws, conflicts of interest, use and protection of Company assets, confidentiality, dealings with the press and communications with the public, accounting and financial reporting matters, fair dealing, discrimination and harassment and health and safety. It is available on the Company’s web page at www.dynexcapital.com under “Investor Relations – Corporate Governance”. A printed copy of the Code is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

Board and Committee Meeting Attendance

In 2008, there were ten meetings of the Board of Directors. Each director attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served.

Executive Sessions

Executive sessions where non-employee directors meet on an informal basis are scheduled either before or after regularly scheduled Board meetings. At least once a year the Board schedules an executive session including only independent directors. Prior to his appointment as Chief Executive Officer in February 2008, Thomas B. Akin, the Chairman of the Board, served as chairman for executive sessions. Since February 2008, Leon A. Felman has been appointed Lead Independent Director and serves as chairman for executive sessions.

Communications with Directors

Any director may be contacted by writing to him c/o the Secretary of the Company at the address set forth above. Communications to the non-management directors as a group may be sent to the Chairman of the Board c/o the Secretary of the Company at the same address. The Company promptly forwards, without screening, all such correspondence to the indicated director(s).

Committees of the Board

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditor and the performance of the internal audit function. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Committee operates under a written charter last amended by the Board in June 2004. The Audit Committee Charter is available on the Company’s web page at www.dynexcapital.com under “Investor Relations – Corporate Governance.” A printed copy is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

The members of the Audit Committee are Messrs. Osborne (Chairman), Felman, and Igdaloff, all of whom the Board in its business judgment has determined are independent as defined by regulations of the SEC and the New York Stock Exchange listing standards. The Board of Directors also has determined that all of the Committee members are financially literate as such term is used in the New York Stock Exchange listing standards and that Mr. Osborne qualifies as an audit committee financial expert as defined by regulations of the SEC.

The Audit Committee met six times in 2008. For additional information regarding the Committee, see “Audit Information – Audit Committee Report” on page 36 of this Proxy Statement.

Compensation Committee

The Compensation Committee performs the responsibilities of the Board of Directors relating to compensation of the Company’s executives. The Committee’s responsibilities include reviewing and approving corporate goals and objectives relevant to compensation of the Company’s Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives and determining and approving the Chief Executive Officer’s compensation level based on this evaluation; reviewing and approving the compensation for senior executive officers, including their corporate goals and objectives; producing a Compensation Committee Report as required by the rules of the SEC to be included in the Company’s annual proxy statement; reviewing and approving any employment-related agreement, other compensation arrangement, or transaction with senior management; making recommendations to the Board with respect to annual and long-term incentive compensation and equity-based plans; administering the Company’s equity-based, deferral and other compensation plans approved by the Board from time to time; reviewing any significant changes in the Company’s tax-qualified employee benefit plans; and reviewing annually with the Chief Executive Officer succession planning and management development activities and strategies. The Committee has not in the past delegated the authorities granted it under its written charter given that it has typically consisted of four or fewer members. In discharging its responsibilities with respect to compensation matters, the Committee has not solicited the input of consultants. Rather, management of the Company, at the Committee’s request, will periodically conduct reviews of the compensation practices of similar public companies. See further discussion at “Executive Compensation – Compensation Discussion and Analysis on page 14 of this Proxy Statement”. The Compensation Committee is currently formulating its plans with respect to succession planning. No timetable has been set for determining succession planning. The Committee operates under a written charter last amended by the Board in June 2004. The Charter of the Compensation Committee is available on the Company’s web page at www.dynexcapital.com under “Investor Relations – Corporate Governance.” A printed copy is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

The members of the Compensation Committee are Messrs. Igdaloff (Chairman), Felman, and Osborne, all of whom the Board in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards. Mr. Akin served on the Compensation Committee during 2008 until his appointment as Chief Executive Officer in February 2008, at which time Mr. Igdaloff joined the Committee. The Committee met four times in 2008. For additional information regarding the Committee, see “Executive Compensation – Compensation Discussion and Analysis” on page 14 of this Proxy Statement.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee develops qualifications for director candidates, recommends to the Board of Directors persons to be nominated to serve as directors of the Company and monitors developments in, and makes recommendations to the Board concerning, corporate governance practices. The Committee also acts as the Company’s nominating committee. The Committee operates under a written charter last amended by the Board in June 2004. The Charter of the Nominating & Corporate Governance Committee is available on the Company’s web page at www.dynexcapital.com under “Investor Relations – Corporate Governance.” A printed copy is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

The members of the Nominating & Corporate Governance Committee are Messrs. Felman (Chairman), Igdaloff, and Wheat, all of whom the Board in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards. The Committee met four times in 2008.

The Nominating & Corporate Governance Committee considers candidates for the Board based upon several criteria, including but not limited to their broad-based business and professional skills and experience, concern for the long-term interest of the Company’s shareholders, personal integrity and judgment, and knowledge and experience in the Company’s industry. The Committee further considers each candidate’s independence, as defined by the New York Stock Exchange listing standards. All candidates must have time available to devote to Board duties and responsibilities.

The Nominating & Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee will consider various potential candidates for director. Candidates may come to the attention of the Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Committee and may be considered at any point during the year.

Shareholders entitled to vote for the election of directors may submit candidate recommendations for consideration by the Nominating & Corporate Governance Committee if the Company receives timely written notice, in proper form, for each such recommended director candidate. If the notice is not timely and in proper form, the Committee reserves the right to not consider the candidate. Whether the Committee considers the nomination of such candidate depends on the facts and circumstances of the nomination at that time. To be timely, any shareholder desiring to recommend a candidate to be considered by the Nominating & Corporate Governance Committee for nomination at the 2010 Annual Meeting of Shareholders must submit such recommendation in writing to the Secretary of the Company no later than January 4, 2010.

In evaluating nominations, the Nominating & Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

A shareholder entitled to vote for the election of directors may directly nominate a candidate for election at the 2010 Annual Meeting of Shareholders if written notice of the shareholder’s intent to nominate such person for election as director has been given, either by personal delivery or by certified mail, postage prepaid, to the Secretary of the Company and received by either (i) no later than January 3, 2010 and no earlier than October 5, 2009; or (ii) if the 2010 Annual Meeting is held more than 30 days before or after May 13, 2010, then no less than 90 days prior to the 2010 Annual Meeting. The notice must set forth (i) as to the shareholder giving the notice, (1) the name and address, as they appear on the Company’s stock transfer books, of such shareholder, (2) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, (3) the class and number of shares of stock of the Company beneficially owned by such shareholder, and (4) a description of all arrangements or understandings between such shareholder and the nominee and any other person or persons pursuant to which the nomination is to be made by the shareholder; and (ii) as to the person whom the shareholder proposes to nominate for election as a director, (1) the name, age, business address and, if known, residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of Company stock beneficially owned by such person, (4) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), and (5) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

Annual Meeting Attendance

The Company encourages members of the Board of Directors to attend the annual meeting of shareholders. All of the directors attended the 2008 Annual Meeting of Shareholders.

Directors’ Compensation

Director compensation is reviewed and approved by the Board of Directors based on recommendations of the Compensation Committee of the Board. The Compensation Committee will review director compensation every few years in an effort to determine if the Company pays competitive compensation to attract and retain highly-qualified individuals.

For 2008, each non-employee director received an annual fee of $25,000, plus $1,000 for each meeting of the Board of Directors and Audit Committee he attended and $750 for each meeting of all other committees he attended. The Chairman of the Board received an additional annual fee of $15,000 until he became an employee of the Company. The Chairman of the Audit Committee received an additional annual fee of $3,000.

During 2008, the Board of Directors approved a new compensation structure effective January 1, 2009. Under the new compensation structure, each non-employee director will receive an annual fee of $36,000, plus $1,000 for each meeting of the Board of Directors and Audit Committee he attends and $750 for each meeting of all other committees he attends. The Chairman of the Board will receive an additional annual fee of $15,000, unless he is an employee of the Company. The Chairman of the Audit Committee will receive an additional annual fee of $7,000, and each of the chairmen of the remaining committees will receive an annual fee of $3,500.

Directors are reimbursed expenses related to their attendance at Board of Director or committee meetings.

In addition, beginning in 2009, the non-employee directors will receive annually a grant of 2,500 shares of restricted Common Stock which shares will vest at the end of one year. Such shares will be granted on the first Friday following each year’s annual meeting of shareholders. In 2008, each director, including Mr. Akin, received a grant of stock options for 5,000 shares of Common Stock, under the Company’s stock incentive plan. The stock options granted in 2008 were fully-vested at the grant date, had a five year term and were granted at a strike price at 10% above the closing market price on the date of grant. The grant date was the first Friday following the 2008 annual meeting of shareholders. Beginning in 2009, the grants of restricted stock will replace the grants of stock options for non-employee directors.

The following table shows the compensation earned by each of the directors during 2008 *:

DIRECTOR COMPENSATION FOR 2008

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($) (2) (3)	All Other Compensation ($)	Total ($)
Leon A. Felman	45,500	2,513	—	48,013
Barry Igdaloff	47,750	2,513	—	50,263
Daniel K. Osborne	46,750	2,513	—	49,263
James C. Wheat, III	10,375	—	—	10,375
Jay Buck (4)	11,938	—	—	11,938
Eric Von der Porten (5)	21,688	—	—	21,688

*	Columns for “Stock Awards”, “Non-Equity Incentive Plan Compensation”, and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because they are not applicable.

(1)

Thomas B. Akin, the Company’s Chairman of the Board and Chief Executive Officer, is not included in this table as he is an employee of the Company. Mr. Akin’s compensation for service as director is included in the Summary Compensation Table on page 20.

(2)

As of December 31, 2008, Messrs. Igdaloff and Osborne had outstanding 20,000 stock options each, and Messrs. Felman and Von der Porten had outstanding 15,000 stock options each. Messrs. Buck and Wheat did not have any options at December 31, 2008.

(3)

The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for compensation expense for the fiscal year ended December 31, 2008, in accordance with SFAS 123(R) for option awards pursuant to the Company’s 2004 Stock Incentive Plan. The assumptions used in the calculation of these amounts are included in note 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2009. The grant date fair value of the option award granted to each director in 2008, computed in accordance with SFAS 123(R), was $2,513 per director.

(4)	Mr. Buck resigned from the Board on August 15, 2008.
(5)	Mr. Von der Porten resigned from the Board on May 13, 2008.

OWNERSHIP OF STOCK

Management and Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of shares of Common Stock and shares of Series D Preferred Stock as of March 23, 2009 by: (a) each director of the Company, (b) each named executive officer of the Company, (c) all directors and executive officers of the Company as a group, and (d) all other shareholders known by the Company to be beneficial owners of more than 5% of the outstanding shares of any class of the Company’s stock. Unless otherwise indicated, each person has sole investment and sole voting power with respect to the securities shown. The business address of each director and named executive officer is the Company’s principal address.

	Common Stock		Series D Preferred Stock
Name	Shares (1)	Percentage (2)	Shares	Percentage (3)
Thomas B. Akin (4)	1,914,732	14.98%	595,145	14.10%
Stephen J. Benedetti (5)	34,881	*	—	—
Byron L. Boston	—	—	—	—
Leon A. Felman (6)	203,458	1.66%	70,286	1.66%
Barry Igdaloff (7)	589,720	4.67%	428,167	10.14%
Daniel K. Osborne (8)	61,469	*	29,608	*
James C. Wheat, III	5,000	*	—	—
All directors and executive officers as a group (7 persons)	2,809,260	21.01%	1,123,206	26.61%

Arthur D. Lipson (9) Western Investment LLC Western Investment Hedged Partners, LP Western Investment Institutional Partners, LLC Western Investment Total Return Master Fund, Ltd 2855 East Cottonwood Parkway Suite 110 Salt Lake City, UT 84121	1,173,493	9.51%	172,522	4.09%

Rockwood Partners, L.P. (10) Rockwood Asset Management, Inc. Demeter Asset Management, Inc. Jay Buck 35 Mason Street Greenwich, Connecticut 06830	888,933	7.21%	163,433	3.87%

Michael Huffington (11) P.O. Box 4337 Houston, TX 77210	750,000	6.16%	—	—

*	Percentage of ownership is less than one percent of the outstanding shares of the applicable class.

For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days (“presently exercisable”).

(1)	All amounts include both shares of Common Stock and shares of Series D Preferred Stock, which are convertible into shares of Common Stock, on a one-for-one basis, at the option of its holder.
(2)	Each percentage is based on 12,169,762 shares of Common Stock issued and outstanding and is calculated based on the assumption that the beneficial owner has converted all shares of Series D Preferred Stock into shares of Common Stock and has executed all presently exercisable stock options.
(3)	Each percentage is based on 4,221,539 shares of Series D Preferred Stock issued and outstanding.
(4)	Amount includes 665,000 shares of Common Stock and 360,064 shares of Series D Preferred Stock owned by Talkot Crossover Fund, L.P., of which Mr. Akin is the managing general partner, and 11,446 shares of Common Stock and 17,342 shares of Series D Preferred Stock owned by the Hochster Trust, of which Mr. Akin is an advisor. Amount also includes 20,000 shares of Common Stock that Mr. Akin has the right to acquire through the exercise of presently exercisable stock options.
(5)	Amount includes 4,875 restricted shares of Common Stock over which Mr. Benedetti does not have investment power until such shares vest.
(6)	Amount reflects 31,389 shares of Common Stock and 10,848 shares of Series D Preferred Stock owned by the Leon A. Felman IRA Rollover, 43,447 shares of Common Stock and 30,826 shares of Series D Preferred Stock owned by the Homebaker Brand Profit Sharing Plan, 11,137 shares of Common Stock and 9,614 shares of Series D Preferred Stock owned by the Leon A. Felman Keogh Profit Sharing Plan, 22,078 shares of Common Stock and 11,840 shares of Series D Preferred Stock owned by The Felman Family Trust, 4,420 shares of Common Stock and 2,555 shares of Series D Preferred Stock owned by HLF Corporation, 278 shares of Common Stock and 626 shares of Series D Preferred Stock owned by the Harriet Felman IRA, 68 shares of Common Stock owned by the Amy Felman IRA, 355 shares of Common Stock and 777 shares of Series D Preferred Stock owned by the Leon A. Felman IRA, and 15,000 shares of Common Stock that Mr. Felman has the right to acquire through the exercise of presently exercisable stock options.
(7)	Amount includes 77,663 shares of Common Stock and 218,851 shares of Series D Preferred Stock owned by clients of Rose Capital, of which Mr. Igdaloff is the sole proprietor. Mr. Igdaloff shares the power to vote and dispose of such shares. Amount also includes 20,000 shares of Common Stock that Mr. Igdaloff has the right to acquire through the exercise of presently exercisable stock options.
(8)	Amount reflects 11,322 shares of Common Stock and 27,825 shares of Series D Preferred Stock owned by Vantage Pointe Capital Partners LP, of which Mr. Osborne is the managing member of its general partner, and 539 shares of Common Stock and 1,783 shares of Series D Preferred Stock held in Mr. Osborne’s spouse’s IRA account. Amount also includes 20,000 shares of Common Stock that Mr. Osborne has the right to acquire through the exercise of presently exercisable stock options.
(9)	Based on a Company inquiry, as of December 31, 2008, the amount reflects 142,470 shares of Common Stock owned by Western Investment Hedged Partners LP, 808,256 shares of Common Stock and 172,522 shares of Series D Preferred Stock owned by Western Investment Institutional Partners LLC, 26,137 shares of Common Stock owned by Western Investment Total Return Master Fund Ltd, and 24,108 shares of Common Stock individually owned by Mr. Lipson.
(10)	Based on a Company inquiry, as of December 31, 2008, each of Rockwood Partners, L.P., Rockwood Asset Management, Inc., Demeter Asset Management, Inc. and Jay Buck has shared power to vote and dispose of 725,500 shares of Common Stock and 163,433 shares of Series D Preferred Stock. Rockwood Asset Management, Inc. is the general partner of Rockwood Partners, L.P., an investment limited partnership that owns all of the shares reported. Demeter Asset Management, Inc. provides investment management services to Rockwood Partners, L.P., and Mr. Buck is the owner of both Rockwood Asset Management, Inc. and Demeter Asset Management, Inc.
(11)	Based on a Schedule 13G filed by Michael Huffington with the SEC on December 10, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock or Series D Preferred Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock and Series D Preferred Stock. Directors and executive officers are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Generally, we will prepare all Section 16(a) filings with the SEC for our directors and executive officers. Based solely on review of the copies of such reports filed with the SEC and written representations from our directors and executive officers that no other reports were required, we believe that our officers and directors compiled with all such filing requirements during 2008 with the following exception: Mr. Boston is late filing his Form 3 in connection with his becoming an executive officer of the Company.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the Board of Directors, which is composed of the non-employee directors listed below, is responsible for the development, oversight and implementation of our compensation program for our executive officers. In carrying out its responsibilities, the Compensation Committee annually reviews and establishes the compensation of our executive officers, including annual salary levels and bonuses to be paid. The Compensation Committee also makes recommendations to the Board of Directors regarding the issuance of stock incentive awards to the executive officers and other compensation related matters.

The primary objective of our executive compensation program is to attract and retain highly skilled and motivated executive officers who will manage the Company in a manner to promote our growth and profitability and advance the interest of our shareholders. As such, the compensation program is designed to provide levels of compensation that are reflective of both the individual’s and the Company’s performance in achieving our goals and objectives. The Compensation Committee seeks to provide a mix of compensation that will align the short- and long-term interests of our executive officers with that of our shareholders.

A discussion of the principles, objectives, components and determinations of the Compensation Committee with respect to executive compensation is included in the Compensation Discussion and Analysis that follows this Committee report. The specific decisions of the Compensation Committee regarding the compensation of our named executive officers are reflected in the compensation tables and narrative that follow the Compensation Discussion and Analysis.

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement and discussed it with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Barry Igdaloff, Chairman

Leon A. Felman

Daniel K. Osborne

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Company or any of our subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any member of the Compensation Committee.

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors reviews and establishes the salary and other compensation of our executive officers and provides oversight of our compensation programs. The Compensation Committee consists entirely of non-employee, independent members of our Board of Directors and operates under a written charter approved by the Board of Directors.

Information on the Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation is included under the captions “Corporate Governance and the Board of Directors – Committees of the Board – Compensation Committee” and “– Directors’ Compensation.”

Our Chairman of the Board, Thomas B. Akin, was appointed Chief Executive Officer of the Company in February 2008. Our Chief Investment Officer, Byron L. Boston, was hired on April 30, 2008 after previously serving as a consultant to the Company beginning February 5, 2008. Messrs. Akin, Benedetti and Boston were our only executive officers during 2008. Messrs. Akin, Benedetti and Boston did not participate in determining compensation for our executive officers other than to provide the Committee with their perspectives on salary and bonus requirements, as well as their views on our success during the calendar year in achieving our goals and objectives set forth at the beginning of the calendar year. During 2007, our Chief Operating Officer and Chief Financial Officer, Stephen J. Benedetti, was our only executive officer.

Compensation Objectives and Philosophy

The primary objective of our executive compensation program is to attract and retain highly skilled and motivated officers who will manage the Company in a manner to promote our growth and profitability and advance the interests of our shareholders. The Compensation Committee understands that the specialized nature and complexities of the Company’s investment activities and REIT structure require individuals with unique skills and experience. The Committee strives to establish competitive compensation packages which strike a balance between recognition of recent achievements and aligning the interests of management on a longer-term basis with that of the Company’s shareholders. Further, it is the intent of the Compensation Committee, and executive management, that this compensation philosophy be applied throughout the organization and that the types of compensation and benefits described herein provided to the executive officers be provided in similar fashion to all other employees.

Executive Compensation Principles

Our executive compensation program consists of base salaries, annual incentive payments in the form of cash bonuses, annual incentive payments of restricted stock for certain minimum levels of capital raising activities, and long-term equity incentives in the form of restricted stock grants. These components of executive compensation are used together in an attempt to strike an appropriate balance between cash and stock-based compensation and between short-term and long-term incentives. We expect a meaningful portion of an executive officer’s total compensation to be at risk, tied both to our annual and long-term performance as well as to the creation and protection of shareholder value. In particular, we believe that short-term annual cash compensation should be tied directly to both corporate performance and individual performance for the fiscal year, including the achievement of identified goals as they pertain to the areas of our financial performance, and for operations for which the executive officer is personally responsible and accountable. In contrast, we believe that the value of long-term incentive compensation should be tied directly to long-term corporate performance and an increase in shareholder value. Under our compensation approach, performance that exceeds identified goals results in increased total compensation, and performance that falls below identified goals results in decreased total compensation.

We differentiate compensation to executive officers based on the principle that total compensation should increase with an executive officer’s position and responsibility. This differentiation in compensation is achieved through higher base salaries for higher responsibilities and higher bonuses which are based on base salaries. For example, Mr. Akin’s base salary in 2008 was $300,000, and his maximum bonus percentage was 100% of his base salary. Mr. Benedetti’s salary, on the other hand, was $236,000 and his maximum bonus percentage was also 100% of his base salary. We also believe that as an executive officer’s position and responsibility increases, the use of long-term incentive compensation should increase where our executive officers have the greatest influence on our strategic performance over time.

We presently do not have a policy for adjustment or recovery of payments and awards made to our executive officers in the event that our financial statements were to be restated in the future in a manner that would have impacted the size or payment of the award at the time of payment.

How Executive Pay Levels are Determined

The Compensation Committee annually reviews our executive compensation program and its elements. All decisions by the Compensation Committee relating to the compensation of our executive officer are reported to the full Board of Directors. Periodically, the Committee expects to solicit third party reviews of our programs, though it has not solicited such a review in recent years.

All executive officer compensation for 2008 was established by the Committee. Mr. Akin, our Chief Executive Officer, assisted the Committee in assessing the achievement of organizational goals for 2008, and provided the Committee with market information regarding executive compensation for similarly situated companies as requested. Mr. Akin is also responsible for setting base salaries for senior management and in that capacity consulted with Messrs. Benedetti and Boston regarding their compensation. Mr. Akin also recommended stock incentive awards for senior management for approval by the Committee.

In determining the compensation of our executive officers, the Committee evaluates total overall compensation, as well as the mix of salary, cash bonus incentives and equity incentives, using a number of factors including the following:

•	Historical cash and equity compensation levels

•	The financial performance of the Company, as determined quantitatively in the Return on Adjusted Equity (“ROAE”) Bonus Program which was established in 2008 for Mr. Akin

•	The operating performance of the Company, as qualitatively determined by the Committee as a component of the ROAE Bonus Program

•	Comparative industry and market data, if deemed necessary

With respect to comparative industry data, the Compensation Committee may review executive salaries, compensation structures and the financial performance of comparable companies in a designated peer group established by the Compensation Committee, with assistance from the executive officers. The peer group used for comparison purposes may change from year to year, but focuses principally on public companies in the financial services industry that have a similar business as us or are similar to us in complexity, and companies with similar market capitalizations and other characteristics.

In connection with establishing executive officer compensation for 2008, management prepared an analysis of the compensation structures of several public companies consisting of Annaly Capital Management, Inc., Anworth Mortgage Asset Corporation, Capstead Mortgage Corporation, MFA Financial, Inc. and Redwood Trust, Inc. for the Committee’s use. In particular, management focused on the compensation structure and levels for the Chief Executive Officer and Chief Investment Officer positions as Messrs. Akin and Boston were hired at the beginning of 2008. The Committee reviewed the amounts and forms of executive compensation and only used these companies as a general guide in reviewing the executive compensation structure in 2008.

In general, our executive officers’ overall compensation packages are lower than those of the other companies listed above for similarly situated officers. The Committee viewed the level of executive officer compensation as adequate given our size versus the activities and size of other companies reviewed. The Committee noted that one of the primary objectives for 2008 was raising additional equity capital. Therefore, on the recommendation of management, in 2008 the Compensation Committee and Board approved the formation of a bonus pool (the “Capital Bonus Pool”) based on the amount of equity capital raised by us during the year. Although the Capital Bonus Pool for 2008 formally only applied to Mr. Akin pursuant to his employment agreement, the intention of the Compensation Committee was to also include Messrs. Benedetti and Boston in the Capital Bonus Pool for 2008. The Capital Bonus Pool amount for 2008 was equal to 1% of the amount of equity capital raised subject to a minimum $100 million in capital raised, and was to be paid to the executive officers in the form of restricted stock vesting on the second anniversary date.

Components of Executive Compensation

The elements of the our compensation program for 2008 included base salary, annual bonus compensation and long-term incentives through stock-based awards under our 2004 Stock Incentive Plan, all of which are consistent with our compensation program in prior years. We provide certain retirement benefits through our 401(k) Savings Plan and, historically, non-qualified 401(k) Overflow Plan. We also provide health and welfare benefits that include participation in our health, dental and vision plans and various insurance plans, including disability and life insurance.

Each of the three principal components of executive compensation is designed to reward and provide incentives to the executive officers consistent with our overall policies and principles on executive compensation. These components and the rationale and methodology for each are described below. Specific information on the amounts and types of compensation earned by each of the named executive officers during 2008 can be found in the Summary Compensation Table and other tables and narrative disclosures following this discussion.

Base Salary. Our base salary philosophy is to provide reasonable current income to our executive officers in amounts that will attract and retain individuals with a broad, proven track record of performance. The Compensation Committee establishes the annual salary range for executive officers. In establishing these ranges, the Compensation Committee balances the need to offer salaries that are competitive with peer companies with the need to maintain careful control of salary and benefits expense, particularly relative to our size and equity capital base. For 2008, Messrs. Akin and Boston were added as executive officers and the Committee desired to pay them a reasonable base salary while providing for more lucrative compensation opportunities through the ROAE Bonus Program and Capital Bonus Pool.

Mr. Akin’s annual salary for 2008 was $300,000, and Mr. Boston’s annual salary for 2008 was $275,000. Mr. Benedetti’s annual salary for 2008 was $236,000, the same as for 2007. Mr. Benedetti also received 10,000 shares of restricted stock in 2008, 3,500 shares of which were awarded in lieu of an increase in his base salary for 2008.

Annual Bonuses. Under the terms of Mr. Akin’s employment agreement in 2008, Mr. Akin had the opportunity to earn an annual cash bonus up to 100% of his base salary pursuant to the ROAE Bonus Program. There are two components of the ROAE Bonus Program each bearing a weight of 50%. The first component is based on the Company’s return on adjusted common equity which is determined as the Company’s net income for the calendar year determined in accordance with generally accepted accounting principles, adjusted for any non-recurring extraordinary items as determined by the Compensation Committee in its sole discretion, divided by average common shareholder equity excluding unrealized gains and losses, and adjusted for any equity capital that is raised until such time the capital is deployed. Based on the actual ROAE computed, Mr. Akin could earn a bonus equal to the product of 50% of the salary paid during the year and one of the following percentages: (i) 25% if the ROAE for the year is greater than 6%; or (ii) 50% if the ROAE for the year is greater than 8%; or (iii) 75% if the ROAE for the year is greater than 10%; or (iv) 100% if the ROAE for the year is greater than 12%. For 2008, the ROAE Bonus Program utilized annualized net income for the period April 1, 2008 to December 31, 2008, in light of Mr. Akin’s hiring in February 2008.

The second component of the ROAE Bonus Program is equal to 50% of Mr. Akin’s salary and is based on certain qualitative factors determined in the sole discretion of the Compensation Committee. The Compensation Committee reviewed a number of different non-quantitative factors in its analysis such as our success in maintaining compliance with Section 404 of the Sarbanes-Oxley Act, our success in securing repurchase agreement and trading counterparties with respect to our Agency MBS strategy and in managing our non-agency investments. These factors were not formally established during the year but are intended to be somewhat flexible given the dynamic nature of our industry and our investment strategy.

In January 2009, the Compensation Committee approved an award of $203,125 for Mr. Akin for 2008 performance under the ROAE Bonus Program, which equated to approximately 75% of his 2008 base salary. The Compensation Committee also determined to award a 2008 performance bonus to Messrs. Benedetti and Boston, applying a similar approach to that used for Mr. Akin’s bonus award under the ROAE Bonus Program. The Compensation Committee determined that the Company’s and Mr. Benedetti’s performance for 2008 warranted an award of $177,000, which equated to approximately 75% of his 2008 base salary, and that the Company’s and Mr. Boston’s performance for 2008 warranted an award of $189,063, which equated to approximately 75% of his base compensation and amounts earned as a consultant prior to becoming an employee.

The Compensation Committee evaluated various measures and factors of performance in developing the structure of the ROAE Bonus Program and, in its view, ROAE was determined to be a strong indicator of our overall performance and value creation for shareholders. In March 2009, the Compensation Committee and Board renewed the ROAE Bonus Program, to apply for the entire 2009 calendar year and to cover Messrs. Akin, Benedetti and Boston and any other members of senior management selected by the Compensation Committee.

The Compensation Committee also approved in 2008 the creation of the Capital Bonus Pool. The Capital Bonus Pool was created to compensate executive management for equity capital raising activities during 2008. Although the Capital Bonus Pool for 2008 formally only applied to Mr. Akin pursuant to his employment agreement, the intention of the Compensation Committee was to also include Messrs. Benedetti and Boston in the Capital Bonus Pool for 2008. The amount of the Capital Bonus Pool is based on the amount of equity capital raised by us during 2008, and was to equal 1% of the amount of equity capital raised subject to a minimum $100 million in capital raised. Any amounts earned under this Capital Bonus Pool would be allocated to executive management based on recommendations by Mr. Akin and as approved by the Committee. As we did not raise any capital in 2008, there were no amounts in the Capital Bonus Pool to allocate to executive management.

The Committee has approved the continuation of the Capital Bonus Pool in 2009, which now formally includes Messrs. Akin, Benedetti, and Boston, and has reduced the minimum amount to $50 million in capital raised. Amounts earned under the Capital Bonus Pool will be paid in shares of Common Stock if permitted by the Company’s incentive stock plan. The Committee will review the continuation of the Capital Bonus Pool annually.

The Compensation Committee may also consider the award of individual bonus amounts to executive officers outside of the ROAE Bonus Program or Capital Bonus Pool. Such bonus amounts are discretionary, and would be predicated on achievement of extraordinary individual or corporate results. No such bonuses were paid in 2008.

Long-Term Equity Incentives. The Compensation Committee may provide equity incentives to executive officers through long-term awards. Long-term equity incentives historically have been made available to executive officers in the form of either restricted stock or stock appreciation rights payable in cash only. The goal of the Compensation Committee in granting equity incentives is to directly link an executive’s compensation opportunities with shareholder value creation. Stock appreciation rights require stock price appreciation in order for executive officers to realize any benefit, thus directly aligning executive and shareholder interests. The Committee believes that restricted stock on the other hand, will further align the executive officers’ interests with those of the shareholders, while providing an incentive to executive officers to remain employed with us for a required period of years.

The Compensation Committee uses multiyear vesting of equity incentive awards. Multiyear vesting focuses executive officers on consistent long-term growth in shareholder value and requires executive officers to remain employed with us for extended periods to receive the full benefit of the awards. Equity incentive awards are currently made pursuant to our 2004 Stock Incentive Plan, but if the 2009 Stock and Incentive Plan in Proposal Two is approved, future equity incentive awards will be made pursuant to the 2009 Stock and Incentive Plan. Recent awards of stock appreciation rights have four-year vesting periods, with a seven-year term.

As discussed further below, the Committee awarded Mr. Benedetti 10,000 shares of restricted stock in February 2008. Of this amount, 3,500 shares of restricted stock were awarded in lieu of a raise for 2008, and vested 25% each quarter during 2008. In addition, 6,500 shares of restricted stock were granted for Mr. Benedetti’s long-term compensation. These shares vest in four equal installments over four years. No other executive officer received long-term equity incentive compensation in 2008.

Timing of Long-Term Incentive Awards. We are aware that the release of our quarterly financial results may have an impact on the market price of our common stock, and therefore the value of the restricted stock and stock appreciation rights awarded to our executive officers, as well as stock option grants awarded to directors, depending on whether the information is favorable or unfavorable. Our general practice with respect to the timing of long-term incentive awards to our executive officers and senior management is to approve grants of stock appreciation rights and grants of restricted stock to executive officers once each year in December. The grants are effective as of the close of business on the first official business day in January of the following year. The approval date and grant date are slightly different as it has generally been our policy to price the grant on the first business day of the new calendar year to avoid possible pricing issues with respect to our common stock that may occur in December (for example, a lower price on the common stock as a result of tax loss selling) and to avoid any potential issues with respect to the announcement of our quarterly and annual results. The Committee awarded restricted stock grants to Mr. Benedetti as noted above for 10,000 shares in February 2008. No other equity awards were granted to executive officers as executive compensation for 2008.

Directors historically received annual grants of restricted stock or stock options in connection with the annual meeting of shareholders, generally in May or June of each year. These grants of stock options were based on 110% of the closing price of our common stock on the first Friday following the Annual Meeting. Beginning in 2009, the non-employee directors will receive annually a grant of 2,500 shares of restricted Common Stock, which shares will vest at the end of one year.

In the case of grants to our directors, we believe that the annual meeting of shareholders is an appropriate time during the year to make equity grants and that a consistent application of our equity granting practices from year to year regardless of the content of the first quarter earnings release is also appropriate. The stock options granted by the Compensation Committee are designed to create incentives for the creation of long-term shareholder value and contain delayed vesting provisions that prevent recipients of stock options from taking advantage of short-term fluctuations in the market price of our common stock.

We have not planned in the past, nor do we plan in the future, to time the release of material non-public information for the purpose of affecting the value of executive compensation. We do not have a practice of setting the exercise price of options or stock appreciation rights based on the stock price on any date other than the grant date, nor do we use a formula or any other method to select a price based on a period before, after or surrounding the grant date. All stock incentive awards granted to executives are granted at the closing price of our common stock on the effective date of grant.

Retirement Plans. We provide additional compensation to our executive officers through various plans which are also available to some or all of our other employees. The Compensation Committee oversees these plans and the Compensation Committee considers these plans when reviewing an executive’s total annual compensation and determining the annual and long-term compensation components described above.

We have a 401(k) Savings Plan for all of our employees. The 401(k) Savings Plan allows eligible employees to defer up to 25% of their income on a pretax basis. We match on a dollar-for-dollar basis up to 6% of an employee’s eligible compensation, subject to limitations imposed by the Internal Revenue Code. We also have a non-qualified 401(k) Overflow Savings Plan where employees who maximized their contributions to the 401(k) Savings Plan could contribute amounts on an after-tax basis. Beginning in 2004, no new contributions are permitted to be made under the 401(k) Overflow Plan.

Employment Agreements and Severance Plans. With respect to our executive officers, we entered into an employment agreement with Mr. Akin on February 5, 2008, and have previously entered into a severance agreement with Mr. Benedetti, which was amended in December 2008 to comply with the timing and form of payment requirements of Section 409A of the Internal Revenue Code. We anticipate entering into an employment agreement with Mr. Boston on terms similar to Mr. Benedetti’s severance agreement. As described below, Mr. Benedetti’s severance agreement provides for certain payments, among other things, following and/or in connection with certain terminations of employment or a change of control event. As used below, the terms “cause,” “change of control,” and “good reason” have the respective meanings set forth in the applicable employment or severance agreement.

Mr. Akin. Mr. Akin’s initial employment agreement was entered into on February 5, 2008 and provided for an annual base salary of $300,000 and annual cash incentive payments in the form of discretionary annual bonuses and long-term equity incentives in the form of restricted stock. The agreement provided for his participation in the ROAE Bonus Program (for a bonus of up to 100% of his 2008 salary paid) and the Capital Bonus Pool for 2008.

The Compensation Committee felt these amounts were appropriate based on the responsibilities assumed by Mr. Akin as Chief Executive Officer and to compensate Mr. Akin for his continued service as Chairman of the Board. In connection with his appointment as an officer of the Company, Mr. Akin ceased receiving separate compensation for his service as a member of the Board of Directors. Under the agreement, during 2008, Mr. Akin was also entitled to the same benefits as other employees under our 401(k) Savings Plan, and was entitled to participate in our health, dental and vision plans and various insurance plans, including disability and life insurance, to the same extent as other employees should he so elect. Mr. Akin’s initial employment agreement had limited provisions for payments in the event of termination of his employment or the non-renewal of his employment agreement except for compensation that we would have already earned including his base salary and the amount of incentive compensation he may have earned through the termination date.

Mr. Akin’s initial employment agreement expired on February 5, 2009. We anticipate entering into a new employment agreement with Mr. Akin to be effective through February 5, 2010 on terms that are substantially similar to his prior employment agreement except that the portion of his base salary not attributable to deductions and tax withholdings would be paid in shares of Common Stock instead of cash if the 2009 Stock and Incentive Plan in Proposal Two is approved by shareholders.

Mr. Benedetti. The terms of Mr. Benedetti’s severance agreement provide generally that a lump sum payment will be made to Mr. Benedetti under certain circumstances upon his termination of employment with us. These circumstances include the termination of employment by Mr. Benedetti for “good reason”, which includes termination after a change of control, or the termination of his employment by the Company without “cause”. In such events, Mr. Benedetti will have the right to receive a lump sum payment equal to the sum of (i) his base salary and bonus that has accrued but has not been paid, (ii) the equivalent of his annual base salary of one year for every fifty months that Mr. Benedetti has been employed by the Company prorated for any period of less than fifty months and (iii) any other amounts or benefits Mr. Benedetti is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company. Mr. Benedetti also will become fully vested in any options, stock appreciation rights or other forms of incentive stock compensation granted to Mr. Benedetti under the 2004 Stock Incentive Plan if he terminates his employment for good reason or if he is terminated without cause. Finally, in such events, the Company is obligated to provide continued coverage to Mr. Benedetti at its expense under the Company’s medical, dental, life insurance and disability policies or arrangements for a period of 12 months following termination of employment, which may be limited in certain circumstances.

If Mr. Benedetti’s employment is terminated for “cause”, the Company will only be obligated to pay to Mr. Benedetti (i) his annual base salary through the date of termination, (ii) any bonus to the extent already earned by Mr. Benedetti, but unpaid, (iii) the amount of any compensation previously deferred by Mr. Benedetti, and (iv) any other amounts or benefits Mr. Benedetti would be entitled to receive under any plan, program, policy or practice or contract or agreement of the Company.

If Mr. Benedetti voluntarily terminates his employment for other than “good reason”, the Company will be obligated to pay him (i) his annual base salary through the date of termination, (ii) any bonus to the extent already earned by Mr. Benedetti, but unpaid, and (iii) any other amounts or benefits Mr. Benedetti would be entitled to receive under any plan, program, policy or practice or contract or agreement of the Company.

In all circumstances, any amounts paid by the Company pursuant to the severance agreement will be limited to the maximum amount deductible under Section 280G of the Internal Revenue Code (and any successor provision). See further discussion at “Potential Payments Upon Termination or Change-in-Control” below.

Annual Compensation of Executive Officers

Compensation for our executive officers is administered under the direction of our Compensation Committee. In the tables and discussion below, we summarize the compensation earned during 2008, 2007, and 2006 by Messrs. Akin, Benedetti, and Boston. During 2008, the Company had no other executive officers.

Summary Compensation Table for 2008 *

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)	Stock Awards ($) (2)	Options Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (1)	All Other Compensation ($) (4)	Total ($)
Thomas B. Akin Chairman and Chief Executive Officer	2008	277,429	(5)	—	—	2,513	203,125	—	483,067

Stephen J. Benedetti Executive Vice President, Chief Operating Officer and Chief Financial Officer	2008 2007 2006	236,000 236,000 225,000		177,000 106,000 135,000	45,100 — —	(148,687 101,944 59,177)	— — —	14,135 13,920 13,530	323,548 457,864 432,707

Byron L. Boston Chief Investment Officer	2008	239,864	(6)	189,063	—	—	—	—	428,927

*	The column for “Change in Pension Value and Nonqualified Deferred Compensation Earnings” has been omitted because it is not applicable.
(1)

Amounts earned for 2008 performance under the ROAE Bonus Program for Mr. Akin are reported as “Non-Equity Incentive Plan Compensation.” Amounts earned for 2008 performance for Messrs. Benedetti and Boston are reported under “Bonus”, because they were not formally participants in the ROAE Bonus Program for 2008.

(2)

The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for compensation expense for the fiscal year ended December 31, 2008, 2007 and 2006, respectively, in accordance with SFAS 123(R) for restricted stock awards pursuant to the Company's 2004 Stock Incentive Plan. The assumptions used in the calculation of these amounts are included in note 14 to the Company's audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2009.

(3)

The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for compensation expense for the fiscal year ended December 31, 2008, 2007 and 2006, respectively, in accordance with SFAS 123(R) for option awards and/or stock appreciation rights awards pursuant to the Company's 2004 Stock Incentive Plan, and include amounts from awards granted in prior years. The assumptions used in the calculation of these amounts are included in note 14 to the Company's audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2009. Because the Company’s stock price declined in 2008 and because the Company began paying a dividend in 2008, the fair value of these stock appreciation rights awards declined in 2008 and amounts reported as compensation expense for 2006 and 2007 have been reversed for Mr. Benedetti in 2008 in accordance with standard accounting treatment.

(4)	Amount for 2008 for Mr. Benedetti consisted of matching contributions to the Company’s 401(k) Savings Plan in the amount of $13,800 and group term life insurance premiums in the amount of $335.
(5)	Includes $6,596 Mr. Akin earned as director compensation prior to becoming Chief Executive Officer of the Company in February 2008.
(6)	Includes consulting fees paid to Mr. Boston prior to April 30, 2008.

All compensation that we have paid to Messrs. Akin, Benedetti, and Boston has been determined as described above in our “Compensation Discussion and Analysis” section.

The following table contains information concerning grants of plan-based incentive awards, restricted stock, and stock options to the named executive officers during the fiscal year ended December 31, 2008.

Grants of Plan-Based Awards for 2008*

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2) ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)(1)
Thomas B. Akin	5-16-08	5-14-08	—	—	270,833	—	5,000	(3)	9.81	44,600

Stephen J. Benedetti	2-4-08	2-4-08	—	—	—	10,000	—		—	88,000

Byron L. Boston	—	—	—	—	—	—	—		—	—

*	Columns for “Estimated Future Payouts Under Equity Incentive Plan Awards” have been omitted because they are not applicable.
(1)

Reflects maximum amount, equal to 100% of his salary paid for 2008 that Mr. Akin could earn for 2008 under the ROAE Bonus Program. There is no threshold or target amount under the ROAE Bonus Program. The actual amount earned by Mr. Akin for 2008 under the ROAE Bonus Program is reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table on page 20.

(2)	The amount in this column reflects the grant date fair value of the award, computed in accordance with SFAS 123 (R).

The approval date and grant date of plan-based awards are slightly different as it has generally been our policy to price the grant on the first business day of the new calendar year to avoid possible pricing issues with respect to our common stock which may occur in December (for example, a lower price on the common stock as a result of tax loss selling).

Holdings of Stock-Based Awards

The table below presents information regarding options, stock appreciation rights and restricted stock held by each of our named executive officers as of December 31, 2008.

Outstanding Equity Awards at 2008 Fiscal Year-End*

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (4) ($)
Thomas B. Akin (1)	5,000 5,000 5,000 5,000	— — — —	9.81 9.02 7.43 8.46	5-16-13 5-25-12 6-16-11 6-17-10	— — — —		— — — —

Stephen J. Benedetti	6,250 12,500 45,000	18,750 12,500 15,000	7.06 6.61 7.81	12-31-13 12-31-12 12-31-11	6,500	(3)	42,510

Byron L. Boston	—	—	—	—	—		—

*	The columns for “Equity Incentive Plan Awards” have been omitted because they are not applicable.
(1)	The options held by Mr. Akin were granted to him as director compensation and were fully vested on the date of grant.
(2)

For Mr. Benedetti, these represent stock appreciation rights as of December 31, 2008 held by him. Each of the stock appreciation rights awards has a seven-year term and vests ratably over a four-year period based on the anniversary date of the grant (generally at the close of the first business day of the subsequent calendar year).

(3)	These restricted shares were granted in 2008 to Mr. Benedetti under the 2004 Incentive Stock Plan and vest 25% on each of February 4, 2009, 2010, 2011 and 2012.
(4)	The amounts in this column represent the fair market value of the restricted stock as of December 31, 2008. The closing price of the Company’s Common Stock was $6.54 on that date.

Option Exercises and Stock Vested

No options or stock appreciation rights were exercised by any of the named executive officers during 2008. The table below presents information regarding restricted stock held by our named executive officers that vested during 2008.

Stock Vested in 2008*

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Thomas B. Akin	—	—

Stephen J. Benedetti	3,500	22,890

Byron L. Boston	—	—

*	The columns for “Option Awards” have been omitted because they are not applicable.
(1)	Represents the closing price of the Company’s Common Stock on the date of vesting times the number of shares that vested.

401(k) Overflow Plan

Historically, certain executives, including Mr. Benedetti, were eligible to defer salary and portions of bonus awards pursuant to the Company’s 401(k) Overflow Plan, in excess of deferral limits on the Company’s 401(k) Savings Plan. Beginning in 2004, no new contributions have been allowed under the 401(k) Overflow Plan. Mr. Benedetti is the only named executive officer with an account balance under the plan.

The following table provides information regarding our named executive officers’ participation in the Company’s 401(k) Overflow Plan.

Nonqualified Deferred Compensation for 2008

Name	Executive Contributions in Last FY (1) ($)	Company Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (2) ($)
Thomas B. Akin	—	—	—	—	—

Stephen J. Benedetti	—	—	(53,120)	—	83,878

Byron L. Boston	—	—	—	—	—

(1)	Mr. Benedetti did not make any contributions to the 401(k) Overflow Plan during 2008.
(2)	The aggregate balance for Mr. Benedetti includes $42,122, which was reported as compensation in the Company’s Summary Compensation Table in prior years.
(3)	The amounts in this column represent investment losses in 2008.

Other Compensation

We do not offer any pension benefit plans or deferred compensation plans to our executive officers or other employees, other than what is discussed under the Retirement Plans section of “Compensation Discussion and Analysis” above.

Potential Payments Upon Termination or Change-in-Control

Under Mr. Akin’s employment agreement, upon any termination by the Company or by him, he would have a right to receive a lump sum equal to his accrued base salary through the date of termination, any unreimbursed expenses and accrued vacation time and, if he signs a release and is not terminated for “cause,” then he would also receive a pro-rated ROAE bonus based on 2008 performance paid at the normal time under the ROAE Bonus Program, a portion of any Capital Bonus Pool payment due for any determination date prior to his termination of employment and accelerated vesting of any other incentive awards. If Mr. Akin had been terminated or if he had terminated his employment effective December 31, 2008, he would have received only his accrued base salary, unreimbursed expenses and accrued vacation. If effective December 31, 2008, Mr. Akin had signed a release and not been terminated for “cause,” he would have also received the $203,125 ROAE Bonus Program award for 2008 but would not have been paid any additional salary (other than accrued base salary, unreimbursed expenses and accrued vacation). In either case, he would not have received any bonus payment under the Capital Bonus Pool because no payments were made for 2008 under that bonus program. There are no additional values related to accelerated vesting of his stock options because Mr. Akin's options were already fully vested.

As previously indicated, Mr. Benedetti has a Severance Agreement which provides for payments and acceleration of outstanding and unvested stock options upon his termination without cause or for his resignation with good reason. Mr. Benedetti will receive amounts based on a formula set forth in the Severance Agreement. Items considered good reason include a change of control of the Company, a material change in Mr. Benedetti’s responsibilities or compensation, or a change in the headquarters location of the Company. Change-of-control includes among other things, an acquisition of more than 20% of our common stock by an unrelated entity, a material change in the composition of our Board of Directors, a merger or other business combination, or a vote by our shareholders to liquidate or dissolve us.

Under the Severance Agreement, Mr. Benedetti will have the right to receive a lump sum payment equal to the sum of (i) Mr. Benedetti’s base salary and bonus that has accrued but has not been paid, (ii) the equivalent of Mr. Benedetti’s annual base salary of one year for every fifty months that Mr. Benedetti has been employed by the Company prorated for any period of less than fifty months. Any other amounts or benefits Mr. Benedetti is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company will be paid as provided in each such plan, program, policy or practice or contract or agreement. Mr. Benedetti also will become fully vested in the stock appreciation rights granted to him under the 2004 Stock Incentive Plan if he terminates his employment for good reason or if he is terminated without cause. If Mr. Benedetti had been terminated without cause or had terminated his employment effective December 31, 2008 with good reason, inclusive of the $177,000 in bonus paid in February 2009 for his 2008 performance, Mr. Benedetti would have received a lump sum payment of $984,120. There are no additional values of unvested stock appreciation rights, as a result of decreases in our common stock price and the stock price volatility, (based on a closing stock price on December 31, 2008 of $6.54). Also, the cost to the Company of providing continued benefits for 12 months would have been approximately $17,677.

There are no arrangements that provide for the payment of severance or similar benefits to Mr. Benedetti in connection with a termination of employment for any other reason.

As of December 31, 2008, Mr. Boston did not have an employment or severance agreement with the Company and held no equity awards. Therefore, if Mr. Boston had been terminated or if he had terminated his employment effective December 31, 2008, he would have been entitled only to payment of his accrued base salary and any unreimbursed expenses.

Related Person Transactions

We recognize that maintaining the independence in fact and appearance for our directors and officers is critical. Therefore, we have certain policies and procedures in place to critically evaluate each transaction that could impact the independence of directors and officers. Our Code of Business Conduct and Ethics provides that directors and officers are expected to make appropriate disclosures to the Board or to the Compliance Officer under the Code of Business Conduct and Ethics, as appropriate, and to take appropriate steps to recuse themselves from Board decisions with respect to transactions or other matters involving us as to which they are interested parties or with respect to which a real or apparent conflict of interest exists. Our Corporate Governance Guidelines also provide that the Company will generally refrain from entering into contracts with Board members and their immediate family members or providing support directly or indirectly to organizations with which a Board member may be affiliated. In the event that we deem it appropriate to enter transactions with a Board member or a member of his immediate family, the terms of the transaction must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time of a comparable transaction with a non-related person. The Board will evaluate each of these transactions when the independence of the director is determined.

In addition, the Nominating and Corporate Governance Committee reviews any potential related party transactions, regardless of the dollar amount involved. The policies and procedures for the Nominating and Corporate Governance Committee review and approval of such transactions are informal and not currently written.

Mr. Benedetti, the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer, is the sole owner of ICD Holding, Inc. (“ICD Holding”), which is the parent corporation to its wholly-owned subsidiary DCI Commercial, Inc. (“DCI Commercial”). Mr. Benedetti became the sole owner of ICD Holding in 2002. The Company and DCI Commercial have been jointly named in litigation regarding the activities of DCI Commercial while it was an operating subsidiary of an affiliate of the Company. DCI Commercial has entered into a Litigation Cost Sharing Agreement with the Company whereby the Company agreed to fund all costs of litigation against the Company and DCI Commercial, including DCI Commercial’s portion of the cost of the litigation. To date, DCI Commercial’s cumulative portion of costs associated with the litigation and funded by the Company is $3.28 million and is secured by the proceeds of any counterclaims that DCI Commercial may pursue in the litigation. Litigation costs paid by the Company on behalf of DCI Commercial carry interest at the rate of Prime plus 8% per annum. At December 31, 2008, the total amount due the Company under the Litigation Cost Sharing Agreement, including interest, was $5.66 million. ICD Holding has no assets other than its interest in DCI Commercial. Neither ICD Holding nor Mr. Benedetti expects to derive any monetary benefit from the arrangement other than the funding of the litigation costs. Neither ICD Holding nor DCI Commercial has made any payments to the Company.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2008, with respect to the Company’s equity compensation plans, under which shares of our common stock are authorized for issuance. This data does not include the 2009 Stock and Incentive Plan discussed in Proposal Two below because awards cannot be granted under that plan unless and until it is approved by shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (2)
Equity compensation plans approved by shareholders:

2004 Stock Incentive Plan	110,000	$7.66	1,073,354

Equity compensation plans not approved by shareholders (2)	—	—	—

Total	110,000	$7.66	1,073,354

(1)	Amount includes all outstanding stock option awards, but excludes all outstanding SAR awards, which can only be settled for cash.
(2)	The Company does not have any equity compensation plans that have not been approved by shareholders.

PROPOSAL TWO

APPROVAL OF THE DYNEX CAPITAL, INC.

2009 STOCK AND INCENTIVE PLAN

General

The Company’s Board of Directors has unanimously adopted, and recommends that the holders of Common Stock approve, the Dynex Capital, Inc. 2009 Stock and Incentive Plan (the “2009 Plan”), which will become effective on May 13, 2009 (the “Effective Date”) if approved by shareholders at the Annual Meeting.

The purpose of the 2009 Plan is to assist the Company and certain related entities in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and the related entities and to associate their interests with those of the Company and its shareholders. Persons receiving awards are sometimes referred to as participants below.

The Company’s 2004 Stock Incentive Plan (the “Prior Plan”) currently authorizes the issuance of a maximum of 1,500,000 shares. As of March 27, 2009, awards relating to 426,646 shares have been granted under the Prior Plan and 1,073,354 shares remain available for grant under the Prior Plan.

If the 2009 Plan is approved by shareholders, no new awards will be granted under the Prior Plan on or after the Effective Date of the 2009 Plan. Awards granted under the Prior Plan will remain outstanding under the Prior Plan, but no shares of Common Stock authorized under the Prior Plan will be transferred to or used under the 2009 Plan. The Company has no plans to grant additional awards under the Prior Plan between the date of this Proxy Statement and the Annual Meeting.

The complete text of the 2009 Plan is attached to this Proxy Statement as Appendix A. The following general description of the principal features of the 2009 Plan is qualified in its entirety by reference to Appendix A.

The 2009 Plan authorizes the Compensation Committee of the Board of Directors (the “Committee”) to grant one or more of the following awards to employees, directors, advisors and consultants of the Company and certain of its related entities who are designated by the Committee:

•	stock options (both incentive and non-qualified);

•	stock appreciation rights;

•	stock awards;

•	dividend equivalent rights;

•	performance share awards;

•	stock units; and

•	incentive awards.

The Committee will administer the 2009 Plan and may delegate all or part of its authority and duties to one or more officers of the Company. However, the Committee may not delegate its authority or duties with respect to awards to individuals who are subject to Section 16 of the Exchange Act. As used in this summary, the term “administrator” means the Committee and any delegate of the Committee.

The 2009 Plan provides that no awards may be granted under the plan unless and until the plan is approved by shareholders. The 2009 Plan also provides that no awards may be granted under the plan after May 12, 2019.

The market value of a share of the Company’s Common Stock was $7.30 on March 27, 2009, which was the closing price per share of the Company’s Common Stock on the New York Stock Exchange on that date.

Eligibility

Persons eligible to participate in the 2009 Plan are employees, directors, advisors and consultants of the Company and certain of its related entities who have contributed or can be expected to contribute to the profits or growth of the Company or a related entity. The Company currently has four non-employee directors, 13 employees and no advisors and consultants who would be eligible to be selected by the administrator to participate in the 2009 Plan.

Shares Available Under the 2009 Plan

If the shareholders approve the 2009 Plan, the Company will be authorized to issue up to 2,500,000 shares of Common Stock (the “Shares”) under the 2009 Plan. Each type of award is also subject to a per participant calendar year limit, which is set forth in the summary of the principal features of the respective awards below.

Generally, if an award expires, for any reason is cancelled, terminated or forfeited, fails to vest, or for any other reason is not paid or delivered in Common Stock, the Shares allocated to that award under the 2009 Plan may be reallocated to new awards under the 2009 Plan. In addition, Shares that are withheld from a participant (or a transferee) to pay the exercise or purchase price of an award or in satisfaction of tax withholding requirements under an award will again be available for grants of awards under the 2009 Plan.

The 2009 Plan provides that the maximum number of Shares as to which awards may be made, the terms of outstanding awards, and the per participant limitations on the number of Shares for which awards may be granted shall be adjusted as the administrator determines to be equitably required if the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or engages in a transaction to which Section 424 of the Internal Revenue Code of 1986, as amended (the “Code”) applies, if there occurs any other event which, in the judgment of the administrator necessitates such action or if there is a Change in Control (as that term is defined in the 2009 Plan), provided that the administrator shall not make any adjustment that would cause an incentive stock option to lose its status under Section 422 of the Code or that would violate Section 409A of the Code.

Grants and Awards under the 2009 Plan

The principal features of awards under the 2009 Plan are summarized below.

Stock Options. The 2009 Plan permits the grant of incentive stock options (“ISOs”) under Section 422 of the Code and of non-qualified stock options (“NQSOs” and, together with ISOs, “Options”). The exercise price for an Option will not be less than the fair market value of a share of Common Stock on the date of grant. In addition, the exercise price for an ISO granted to a participant who, on the date of grant, owns more than 10% of the total combined voting power of the Company shall be not less than 110% of the fair market value of a Share on the date of grant. Except for an adjustment the administrator determines to be equitably required upon a change in the Common Stock described above, the exercise price for an Option may not be reduced after the date of grant. The period in which an Option may be exercised may not exceed ten years from the date of grant. In addition, the period in which an ISO granted to a participant who, on the date of grant, owns more than 10% of the total combined voting power of the Company may not exceed five years from the date of grant. Unless the agreement pursuant to which the Option is granted provides otherwise, payment of the exercise price may be in cash or in a cash equivalent acceptable to the administrator. Subject to rules established by the administrator, payment of all or part of the exercise price may be made with shares of Common Stock owned by the participant. In the administrator’s discretion and subject to rules and procedures established by the administrator, other forms of payment, such as a “cashless” exercise or “net” exercise, may also be allowed. A participant who receives an ISO has an obligation to notify the Company if he or she sells or disposes of Shares acquired upon exercise of the ISO within two years of the date of grant or within one year of the issuance of the Shares. No participant may be granted Options in any calendar year covering more than 250,000 Shares, and no employee may be granted ISOs (under the 2009 Plan or any other plan of the Company) that are first exercisable in a calendar year covering Shares having an aggregate fair market value (determined as of the date of grant) exceeding $100,000.

Stock Appreciation Rights (“SARs”). The Company may also grant SARs, which may be granted either independently or in combination with underlying Options (“Corresponding SARs”). Each SAR will entitle the holder upon exercise to receive the excess of the fair market value of a share of Common Stock at the time of exercise over the SAR’s initial value, which cannot be less than the fair market value of a share of Common Stock on the date of grant. Except for an adjustment the administrator determines to be equitably required upon a change in the Common Stock described above, the initial value of a SAR may not be reduced after the date of grant. A SAR may be exercised in whole or in part in compliance with such requirements as the administrator may determine, provided that a Corresponding SAR that is related to an ISO may be exercised only to the extent that the ISO is exercisable and only when the fair market value exceeds the option price of the related ISO, and provided that the exercise of a Corresponding SAR will result in the termination of the related Option to the extent of the number of Shares with respect to which the SAR is exercised. At the discretion of the administrator, all or part of the payment in respect of a SAR may be in Shares, cash or a combination of both. The maximum period in which a SAR may be exercised is ten years from the date of its grant. No participant may be granted SARs in a calendar year covering more than 250,000 Shares. For purposes of this limitation and the individual limitation on the grant of Options, an Option and Corresponding SAR are treated as a single award. In addition, no participant may be granted Corresponding SARs (under all incentive plans of the Company and its related entities) that are related to ISOs which are first exercisable in a calendar year covering Shares having an aggregate fair market value (determined as of the date of grant) exceeding $100,000.

Stock Awards. The Company may also grant stock awards that entitle the participant to receive Shares. A participant’s rights in the stock award may be forfeitable or otherwise restricted for a period of time or subject to conditions set forth in the grant agreement, or may be subject to no restrictions or conditions. The administrator may, in its discretion, waive the requirements for vesting or transferability for all or part of the stock awards in connection with a participant’s termination of employment or service. No participant may be granted stock awards in any calendar year for more than 250,000 Shares.

Dividend Equivalent Rights. The Company may also grant dividend equivalent rights, which entitle the participant to receive an amount equal to actual dividends paid on a specified number of Shares during the dividend equivalent rights accrual period. The administrator will determine whether the dividend equivalent rights entitle the holder to receive Shares, cash, or a combination of both. No participant may be granted dividend equivalent rights in any calendar year covering more than 250,000 Shares. The dividend equivalent rights are not tied to specific outstanding Options or SARs, and the exercise of an Option or a SAR shall not impact the amount of the outstanding dividend equivalent rights.

Performance Shares. The Company may also grant performance shares, which entitle the participant to receive a payment equal to the fair market value of a specified number of Shares if certain performance objectives or other conditions prescribed by the administrator and set forth in the award agreement are satisfied. The performance period may be reduced, and the administrator may adjust the performance objectives for all or part of the performance shares, in connection with a participant’s termination of employment or service, in the administrator’s discretion. To the extent that the performance shares are earned, the Company’s payment obligation may be settled in Shares, cash, or a combination of both. No participant may be granted more than 250,000 performance shares in a calendar year.

Stock Units. The Company may also grant stock units, which are awards stated with reference to a number of Shares. The award may entitle the recipient to receive, upon the end of a vesting period of at least one year or the satisfaction of performance objectives prescribed by the administrator and set forth in the award agreement, Shares, cash, or a combination of both. The performance period may be reduced and the administrator may adjust the performance objectives for all or part of the stock units in connection with a participant’s termination of employment or service, in the administrator’s discretion. No participant may be granted more than 250,000 stock units in a calendar year.

Incentive Awards. Incentive awards may be granted to participants and will confer upon the participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of at least one year. Each incentive award shall be evidenced by an agreement that shall contain provisions regarding: (i) the target, minimum and maximum amounts payable to the participant as an incentive award, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the incentive award prior to actual payment, (vi) forfeiture provisions, (vii) immediate vesting provisions, and (viii) such further terms and conditions, in each case not inconsistent with the 2009 Plan, as may be determined from time to time by the administrator. In establishing the provisions of incentive awards, the administrator may refer to categories of such awards as parts of a subplan or a “Program” under the 2009 Plan, which names will not affect the applicability of the 2009 Plan. The administrator will establish the performance criteria and level of achievement versus the criteria that shall determine the target, minimum and maximum amounts payable under an incentive award, which criteria may be based on financial performance and/or personal performance evaluations. The administrator may specify the percentage of the target incentive award that is intended to satisfy the requirements for qualified “performance-based compensation” under Section 162(m) of the Code. To the extent the award is earned, the Company’s payment obligation may be made in Shares, cash, or a combination of both. The maximum amount payable as an incentive award for any calendar year to any participant (determined at the end of the applicable performance period) shall not exceed $4,000,000 (which may include the issuance of no more than 250,000 Shares).

Performance Criteria

The administrator may provide that awards granted under the 2009 Plan are to be considered qualified performance-based compensation under Section 162(m) of the Code so that the tax deduction for the Company or any related entity for any awards so granted is not disallowed in whole or in part by operation of Section 162(m) of the Code. The administrator will designate that all or a portion of an award is intended or is not intended to be qualified performance-based compensation for participants that are covered employees under Section 162(m) of the Code.

Awards that are intended to be qualified performance-based compensation will become exercisable, nonforfeitable and transferable, and are earned and payable, based on objectively determinable performance criteria that meet certain requirements. As set forth in the 2009 Plan, awards that are intended to be qualified performance-based compensation will be administered to comply with the requirements of Section 162(m) of the Code for deductibility.

The performance objectives stated with regard to an award under the 2009 Plan that is intended to be qualified performance-based compensation may be based on one or more of the following performance criteria:

•	cash flow and/or free cash flow (before or after dividends);

•	earnings per share (including earnings before interest, taxes, depreciation and amortization) (diluted and basic earnings per share);

•	the price of Common Stock;

•	return on equity;

•	total shareholder return;

•	return on capital (including return on total capital or return on invested capital);

•	return on assets or net assets;

•	market capitalization;

•	income or net income (before or after taxes);

•	operating income or net operating income;

•	operating profit or net operating profit;

•	operating margin or profit margin;

•	return on operating revenue;

•	market share;

•	revenue growth;

•	net interest margin;

•	sales;

•	delinquency ratios;

•	credit loss levels;

•	expenses;

•	total shareholder equity;

•	return on the portfolio assets;

•	portfolio growth;

•	servicing volume;

•	production volume;

•	dividends;

•	improvement in or attainment of expense levels;

•	improvement in or attainment of working capital levels;

•	Common Stock price appreciation;

•	return on investments;

•	increase in book value per share;

•	peer ranking or peer performance based on a public index;

•	peer ranking or peer performance based on administrator determined group of peers;

•	number or dollar amount of securities sold;

•	debt reduction;

•	economic value added;

•	gain on sale of investments; and

•	dividends paid.

In determining if the performance objectives have been achieved, the administrator may exclude the impact of an event or occurrence which the administrator determines should appropriately be excluded, including any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, a related entity or business unit or in any product that is material taken as a whole as appropriate to fairly and equitably determine if the award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the award. Additionally, in determining if the performance objectives have been achieved, the administrator also may adjust the performance objectives in the event of any (i) unanticipated asset write-downs or impairment charges, (ii) litigation or claim judgments or settlements thereof, (iii) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (iv) accruals for reorganization or restructuring programs, or extraordinary non-reoccurring items as described in Accounting Principles Board Opinion No. 30, (v) acquisitions or dispositions, or (vi) foreign exchange gains or losses. To the extent any such adjustments are made, the intent is that they shall be in a form that allows the award to continue to meet the requirements of Section 162(m) of the Code for deductibility.

Change in Control Provisions

The 2009 Plan provides that in the event of a “Change in Control” (as defined in the 2009 Plan), subject to limitations in an award agreement or other agreement between the Company and a participant, the administrator may take any one or more of the following actions, in its sole discretion, either at the time the award is made or any time thereafter: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such award so that such award may be exercised or realized in full on or before a date initially fixed by the administrator; (ii) provide for the purchase or settlement of any such award by the Company, with or without a participant’s request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such award or realization of such participant’s rights had such award been currently exercisable or payable; (iii) make such adjustment to any such award then outstanding as the administrator deems appropriate to reflect such Change in Control; or (iv) cause any such award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.

Modification, Extension and Renewal of Awards

Subject to the terms and conditions and within the limitations of the 2009 Plan, the administrator may modify, extend or renew outstanding awards and may modify the terms of an outstanding agreement, may accept the surrender of outstanding awards granted under the 2009 Plan or outstanding awards granted under any other equity compensation plan of the Company and authorize the granting of new awards pursuant to the 2009 Plan in substitution therefor, so long as the new or substituted awards are not of a different type (with Options and SARs being one type and thus not eligible to be exchanged for any award other than Options or SARs). The new or substituted awards may specify a longer term than the surrendered awards, may provide for more rapid vesting and exercisability than the surrendered awards, and may contain any other provisions that are authorized by the 2009 Plan, provided that no modification of an award may adversely affect the rights or obligations of the participant without his or her consent. Except for an adjustment the administrator determines to be equitably required upon a change in the Common Stock described above and/or in connection with a corporate transaction involving the Company, the terms of outstanding awards may not be amended to reduce the exercise price or initial value of outstanding Options or SARs or to cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price or initial value that is less than exercise price or initial value of the original Options or SARs.

Amendment, Modification and Termination of the 2009 Plan

The Board of Directors may amend or terminate the 2009 Plan from time to time, provided that no amendment may become effective until shareholder approval is obtained if the amendment increases the aggregate number of shares of Common Stock that may be issued under the 2009 Plan (other than an adjustment an adjustment the administrator determines to be equitably required upon a change in the Common Stock described above) or the amendment changes the class of individuals eligible to become participants. Without the participant’s consent, no amendment may adversely affect any rights of a participant under any award outstanding at the time such amendment is made.

Non-transferability

Generally, awards granted under the 2009 Plan are not transferable other than by will or the laws of descent and distribution, prior to the vesting or lapse of any and all restrictions applicable to any Shares issued under an award and, during the lifetime of a participant who has received an Option or SAR, such Options and SARs may be exercised only by the participant. If the agreement pursuant to which the award is granted so provides, awards other than ISOs and Corresponding SARs that relate to ISOs may be transferred to certain family members or certain entities that are related to those family members. In the event of a transfer of an Option or a Corresponding SAR, the Option and the Corresponding SAR must be transferred to the same transferee.

Duration

If approved by shareholders, the 2009 Plan shall remain in effect, subject to the right of the Board of Directors to terminate the 2009 Plan at any time, until May 12, 2019, at which time the 2009 Plan shall terminate except that awards made prior to and outstanding on that date shall remain valid in accordance with their terms.

Federal Income Tax Consequences

The principal federal income tax consequences to participants and to the Company of grants and awards under the 2009 Plan are summarized below.

ISOs. A participant who receives an ISO will not be subject to taxation at the time of grant or exercise (if exercised not more than three months, or one year if the participant is disabled, after ceasing to be an employee of the Company or its related entity), nor will the Company be entitled to a deduction for federal income tax purposes at such times. However, the excess of the fair market value of the Shares on the date of exercise over the exercise price is a tax preference item for purposes of determining a participant’s alternative minimum tax. If an ISO is exercised more than three months, or one year if the participant is disabled, after ceasing to be an employee of the Company or its related entity, the option will be treated as a NQSO for federal income tax purposes.

A disposition of the Shares acquired on exercise of an ISO after the expiration of the required holding period at a gain will generate long-term capital gain in the year of disposition, and the Company will not be entitled to a deduction for federal income tax purposes. A disposition of the Shares acquired on exercise of an ISO prior to the expiration of the applicable holding period (a disqualifying disposition) will subject the participant to taxation as ordinary compensation income in the year of disposition in an amount equal to the excess of the fair market value of the Shares on the date of exercise over the exercise price (or, if less, the excess of the amount realized on the disposition over the exercise price), and the Company generally will be entitled to a corresponding deduction for federal income tax purposes at that time. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. A participant’s basis in the Shares acquired on exercise of an ISO is equal to the exercise price paid plus any amount includible in income as a result of a disqualifying disposition.

NQSOs. A NQSO award results in no taxable income to the participant receiving the award or deduction to the Company at the time of grant. A participant who exercises a NQSO will realize ordinary compensation income in an amount equal to the excess of the fair market value of the Shares on the date of exercise over the exercise price. The Company generally will be entitled to a corresponding deduction for federal income tax purposes at that time. For each Share received upon exercise, the taxation of the post-receipt appreciation or depreciation is treated as either a short or long-term capital gain or loss, depending upon the length of time the participant held the Shares.

Use of Shares to Exercise Options. Special rules govern the tax treatment of the use of shares of Common Stock to pay the exercise price of an ISO or NQSO.

Stock Appreciation Rights. A SAR award results in no taxable income to the participant receiving the award or deduction to the Company at the time of grant. A participant who exercises a SAR will realize ordinary compensation income in an amount equal to the amount of cash and the fair market value of any Shares received. The Company generally will be entitled to a corresponding deduction for federal income tax purposes at that time. If the participant receives Shares upon exercise of a SAR, the taxation of the post-exercise appreciation or depreciation is treated as either a short or long-term capital gain or loss, depending upon the length of time the participant held the Shares.

Stock Awards. The federal income tax consequences of stock awards depend on the restrictions imposed on the stock. A restricted stock award generally results in no taxable income to the participant receiving the award or deduction to the Company at the time of grant. A participant receiving restricted stock generally will recognize ordinary compensation income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock. However, a participant may elect, under Section 83(b) of the Code within 30 days of the grant of the restricted stock, to recognize ordinary compensation income on the date of grant equal to the excess of the fair market value of the Shares of restricted stock (determined without regard to the restrictions) over the purchase price (if any) of the restricted stock. Thereafter, if the Shares are forfeited, the participant will be entitled to a deduction, refund, or loss, for tax purposes only, in an amount equal to any purchase price of the forfeited Shares regardless of whether the participant made a Section 83(b) election. With respect to the sale of Shares after the forfeiture period has expired, the holding period to determine whether any gain or loss is short or long-term begins when the restriction period expires, and the tax basis for such Shares will generally be based on the fair market value of such Shares on such date. However, if the participant makes an election under Section 83(b), the holding period will commence on the date of grant, the tax basis will be equal to the fair market value of Shares on such date (determined without regard to restrictions), and the Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the participant in the year that such income is taxable. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant, and will be deductible by the Company, when paid. If, however, the participant makes a Section 83(b) election, the dividends will be taxable as ordinary dividend income to the participant and will not be deductible by the Company. A participant receiving an unrestricted stock award is required to include the fair market value of the Shares received as ordinary compensation income upon receipt in an amount equal to the fair market value of the Shares received. The Company is entitled to a deduction in the corresponding amount at that time. For each Share received, the taxation of the post-receipt appreciation or depreciation is treated as either a short or long-term capital gain or loss, depending upon the length of time the participant held the Shares.

Dividend Equivalent Rights. A participant generally will not recognize taxable income when a dividend equivalent rights award is granted. The participant, however, will generally recognize ordinary income when he or she receives payment of cash and/or Shares for the dividend equivalent rights award. The amount included in the participant’s income will equal the amount of cash and the fair market value of the Shares received. The Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income with respect to dividend equivalent rights awards. For each Share received in respect of a dividend equivalent right, the taxation of the post-exercise appreciation or depreciation is treated as either a short or long-term capital gain or loss, depending upon the length of time the participant held the Shares.

Performance Share Awards. A participant generally will not recognize taxable income upon the award of performance share awards. The participant, however, will generally recognize ordinary income when he or she receives payment of cash and/or Shares for the performance share award. The amount included in the participant’s income will equal the amount of cash and the fair market value of the Shares received. The Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income with respect to performance share awards. For each Share received in respect of a performance share award, the taxation of the post-exercise appreciation or depreciation is treated as either a short or long-term capital gain or loss, depending upon the length of time the participant held the Shares.

Stock Units. A participant generally will not realize income in connection with the grant of a stock unit. When the participant receives delivery of the Shares and/or cash, he or she will generally be required to include as ordinary compensation income in the year of receipt, an amount equal to the amount of cash and the fair market value of any Shares received. The Company will be entitled to a deduction at that time and in the amount included in the participant’s income by reason of the receipt. For each Share received in respect of a stock unit, the taxation of the post-exercise appreciation or depreciation is treated as either a short or long-term capital gain or loss, depending upon the length of time the participant held the Shares.

Incentive Awards. A participant receiving an incentive award is required to include the cash and/or Shares received as ordinary compensation income upon receipt in an amount equal to the cash and/or the fair market value of Shares received. The Company is entitled to a deduction in the corresponding amount at that time. For each Share received, the taxation of the post-receipt appreciation or depreciation is treated as either a short-term or long-term capital gain or loss, depending upon the length of time the participant held the Shares.

Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1,000,000 for the taxable year. The 2009 Plan has been designed to allow the grant of awards that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

Tax Rules Affecting Nonqualified Deferred Compensation Plans. Section 409A of the Code imposes tax rules that apply to “nonqualified deferred compensation plans.” Failure to comply with, or qualify for an exemption from, the rules with respect to an award under the 2009 Plan could result in significant adverse tax results to the grantee of such award, including immediate taxation upon vesting, an additional income tax of 20% of the amount of income so recognized, plus a special tax in the nature of interest. The 2009 Plan is designed to allow the grant of awards which are intended to comply with, or qualify for an exemption from, Section 409A of the Code.

New Plan Benefits

As noted earlier, beginning in 2009, the Board intends to award each independent director an annual grant of 2,500 shares of restricted Common Stock as part of the Company’s director compensation. If the 2009 Plan is approved, these Shares will be granted to the non-employee directors on May 15, 2009 under the new 2009 Plan. The following table shows these expected 2009 awards under the 2009 Plan, assuming shareholders approve the plan.

New Plan Benefits

Dynex Capital, Inc. 2009 Stock and Incentive Plan

Name and Position	Dollar Value ($)		Number of Units
Non-Executive Director Group (4 persons)	73,000	(1)	10,000

(1)	This is an estimated dollar value of the shares of restricted Common Stock to be granted, based on the $7.30 per share market value of the Company’s Common Stock on March 27, 2009, which was the closing price per share of the Company’s Common Stock on the New York Stock Exchange on that date.

Because the grant of awards under the 2009 Plan is within the discretion of the administrator, and the administrator has not made any other determination as to grants or awards to be made under the 2009 Plan, the Company cannot determine any other participants that the administrator will select to participate in the 2009 Plan, or the type or size of any other award that will in the future be received by or allocated to any participant in the 2009 Plan. The Company also cannot determine the participants that the administrator would have selected to participate in the 2009 Plan, or the type or size of any award that the administrator would have approved, had the 2009 Plan been in effect during the last fiscal year.

Vote Required

Shareholders may direct that their votes be cast for or against the 2009 Plan or shareholders may abstain from voting on this proposal. The 2009 Plan must be approved by the affirmative vote of a majority of the votes cast by holders of record of shares of Common Stock entitled to vote at the Annual Meeting. In addition, under applicable New York Stock Exchange listing standards, the total vote cast on the proposal must also represent over 50% of all shares of Common Stock outstanding on the record date and entitled to vote on Proposal Two. If the total number of votes cast on Proposal Two represents more than 50% of all shares of Common Stock outstanding on the record date and entitled to vote on the proposal, abstentions and broker non-votes will not count as votes for or against the 2009 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE DYNEX CAPITAL, INC. 2009 STOCK AND INCENTIVE PLAN.

PROPOSAL THREE

RATIFICATION OF THE SELECTION

OF THE COMPANY’S AUDITORS

The Board of Directors has selected the firm of BDO Seidman, LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2009. BDO Seidman, LLP audited the financial statements of the Company for the fiscal years ended December 31, 2005, 2006, 2007, and 2008. The affirmative vote of a majority of the votes cast by holders of the Common Stock is required for the ratification of the selection of the auditors for the Company.

In the event that shareholders do not ratify the selection of BDO Seidman, LLP, the Board of Directors will consider making a change in auditors for the Company for the fiscal year ending December 31, 2010.

Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

AUDIT INFORMATION

Independent Registered Public Accounting Firm Fees

The following information is furnished with respect to fees billed for professional services rendered to the Company by BDO Seidman, LLP for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2008 and 2007, respectively, and fees billed for other services rendered by BDO Seidman, LLP during those periods.

	Fiscal Year Ended December 31,
	2008	2007
Audit Fees (1)	$334,995	$309,500
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	9,600	8,480

Total	$344,595	$317,980

(1)

Audit Fees include: (i) the audit of the Company’s consolidated financial statements included in its annual report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) reviews of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q; and (iii) comfort letters, consents and other services related to SEC and other regulatory filings.

(2)

Audit-Related Fees represent professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and not reported under the heading “Audit Fees.”

(3)	Tax Fees include tax compliance, tax planning, tax advisory and related services.
(4)	During 2008 and 2007, BDO Seidman, LLP performed certain agreed upon procedures related to the Company’s master servicing responsibilities on certain securitization financing issuances.

Pre-Approval Policies and Procedures

In accordance with the Audit Committee Charter, all audit (including audit-related) and non-audit services performed by BDO Seidman, LLP, as described above, were pre-approved by the Audit Committee, which concluded that the provision of such services by the Company’s independent registered public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

Audit Committee Report

The following Audit Committee Report shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of any audits, reviews other professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of internal accounting controls. The Audit Committee is composed of three directors, each of whom is independent for audit committee purposes, as defined by the regulations of the SEC and the New York Stock Exchange listing standards.

The Audit Committee has reviewed and discussed with management and the independent accountants the Company’s audited financial statements and the results of their examination and evaluation of the Company’s internal controls for fiscal year 2008. In addition, the Committee has communicated with the independent accountants the matters required to be communicated by Statement of Auditing Standards No. 61, “Communication with Audit Committees,” as amended.

The Audit Committee has received from the independent accountants written disclosures and a letter regarding BDO Seidman, LLP’s communications with the Committee concerning independence, as required by the applicable requirements of the Public Company Accounting Oversight Board. These disclosures have been reviewed by the Committee, and the Committee has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2008 for filing with the Securities and Exchange Commission.

Audit Committee

Daniel K. Osborne, Chairman

Leon A. Felman

Barry Igdaloff

SHAREHOLDER PROPOSALS

If any shareholder desires to make a proposal to be acted upon at the 2010 Annual Meeting of Shareholders, written notice of such proposal must be received, in proper form, by the Secretary of the Company no later than January 3, 2010 and no earlier than October 5, 2009. The proxy solicited by the Board of Directors for the 2010 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Company has not received notice of such proposal within this time period, in writing delivered to the Company’s Secretary. If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2010 Annual Meeting, the proposal must be in proper form and must be received by the Company’s Secretary, at the Company’s principal office, on or before December 4, 2009.

OTHER MATTERS

The Company’s 2008 Annual Report to Shareholders (the “Annual Report”), which includes a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (excluding exhibits), as filed with the SEC, is being mailed with this Proxy Statement to shareholders who are receiving these proxy materials by mail. A copy of the Annual Report may also be obtained without charge by writing to Dynex Capital, Inc., 4991 Lake Brook Drive, Suite 100, Glen Allen, Virginia 23060. The Annual Report is not part of the proxy solicitation materials.

By the order of the Board of Directors

Stephen J. Benedetti
Executive Vice President,
Chief Operating Officer and Secretary

April 3, 2009

Appendix A

DYNEX CAPITAL, INC.

2009 STOCK AND INCENTIVE PLAN

DYNEX CAPITAL, INC.

2009 Stock and Incentive Plan

A-i

A-ii

A-iii

ARTICLE I

DEFINITIONS

1.01. “Administrator” means the Committee and any delegate of the Committee that is appointed in accordance with Article III. Notwithstanding the preceding sentence, “Administrator” means the Board on any date on which there is not a Committee.

1.02. “Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.03. “Award” means an award of Performance Shares, or an Option, SAR, Stock Award, Dividend Equivalent Right, Stock Unit, or Incentive Award granted to such Participant.

1.04. “Board” means the Board of Directors of the Company.

1.05. “Change in Control” means the occurrence of any of the events set forth in any one of the following paragraphs:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); or

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination,

(i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, at least 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; or

(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

1.06. “Code” means the Internal Revenue Code of 1986, and any amendments thereto.

1.07. “Code Section 409A” means Section 409A of the Code and applicable guidance issued thereunder.

1.08. “Committee” means the Compensation Committee of the Board. Such Compensation Committee shall consist of two or more directors, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code.

1.09. “Common Stock” means the common stock of the Company.

1.10. “Company” means Dynex Capital, Inc. or any successor thereto.

1.11. “Control Change Date” means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.12. “Corresponding SAR” means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.13. “DER Accrual Period” means any period beginning with the DER Award Date and ending on a date designated by the Administrator during which Dividend Equivalent Rights are credited.

1.14. “DER Award Date” means any date determined by the Administrator on which Dividend Equivalent Rights are awarded.

1.15. “DER Payment Date” means the date of payment of an amount equal to the credited Dividend Equivalent Rights.

1.16. “Dividend Equivalent Right” means any right granted in an Agreement to receive an amount equal to actual dividends paid on a specified number of shares of Common Stock during the DER Accrual Period.

1.17. “Effective Date” means May 13, 2009, provided shareholder approval of the Plan is obtained.

1.18. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

1.19. “Fair Market Value” means, on any given date, the reported closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such day, or if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was so traded, all as reported by such service as the Administrator may select.

1.20. “Incentive Award” means an Award based on performance as determined under Article XII.

1.21. “Incentive Stock Option” or “ISO” means an Option to purchase Common Stock, granted under Article VI, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.

1.22. “Initial Value” means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Administrator on the date of the grant; provided, however, that the price per share of Common Stock encompassed by the grant of an SAR shall not be less than the Fair Market Value on the date of grant. Except for an adjustment authorized under Section 5.05, the Initial Value may not be reduced (by amendment or cancellation of the SAR or otherwise) after the date of grant.

1.23. “Non-Qualified Stock Option” or “NQSO” means an Option to purchase Common Stock, granted under Article VI, which is not intended to be an ISO.

1.24. “Option” means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.25. “Participant” means an employee of the Company or a Related Entity, a member of the Board or the board of directors of a Related Entity or a consultant or advisor to the Company or a Related Entity who satisfies the requirements of Article IV and is selected by the Administrator to receive an Award.

1.26. “Performance Condition” is a Performance Criteria that meets the requirements of Article XIII for an Award intended to be “qualified performance-based compensation” under Section 162(m) of the Code.

1.27. “Performance Criteria” means (a) cash flow and/or free cash flow (before or after dividends), (b) earnings per share (including earnings before interest, taxes, depreciation and amortization) (diluted and basic earnings per share), (c) the price of Common Stock, (d) return on equity, (e) total shareholder return, (f) return on capital (including return on total capital or return on invested capital), (g) return on assets or net assets, (h) market capitalization, (i) income or net income (before or after taxes), (j) operating income or net operating income, (k) operating profit or net operating profit, (l) operating margin or profit margin, (m) return on operating revenue, (n) market share, (o) revenue growth, (p) net interest margin, (q) sales, (r) delinquency ratios, (s) credit loss levels, (t) expenses, (u) total shareholder equity, (v) return on the portfolio assets, (w) portfolio growth, (x) servicing volume, (y) production volume, (z) dividends, (aa) improvement in or attainment of expense levels, (bb) improvement in or attainment of working capital levels, (cc) Common Stock price appreciation, (dd) return on investments, (ee) increase in book value per share, (ff) peer ranking or peer performance based on a public index, (gg) peer ranking or peer performance based on Administrator determined group of peers, (hh) number or dollar amount of securities sold, (ii) debt reduction, (jj) economic value added, (kk) gain on sale of investments, and (ll) dividends paid.

1.28. “Performance Shares” means an Award, in the amount determined by the Administrator and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, or Stock Units, that entitles the holder to receive a payment for each specified share equal to the Fair Market Value of Common Stock on the date of payment.

1.29. “Plan” means the Dynex Capital, Inc. 2009 Stock and Incentive Plan.

1.30. “Related Entity” as it relates to any limitations or requirements with respect to Incentive Stock Options, means any “subsidiary” or “parent” corporation (as such terms are defined in Section 424 of the Code) of the Company. Related Entity otherwise means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Sections 1563(a), 414(b) or 414(c) of the Code, except that, in making any such determinations, 50 percent shall be substituted for 80 percent each place it appears under such Sections of the Code and the related regulations.

1.31. “SAR” means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.32. “Stock Award” means Common Stock awarded to a Participant under Article VIII.

1.33. “Stock Unit” means an Award stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive a payment for each Stock Unit equal to the Fair Market Value of a share of Common Stock, or a portion of a share of Common Stock, on the date of payment.

ARTICLE II

ESTABLISHMENT, PURPOSE AND DURATION OF PLAN

2.01. Establishment of the Plan and Prior Plan Effectiveness

The Board approved the Plan on March 30, 2009, subject to shareholder approval, to be effective on May 13, 2009. The Plan permits the grant of Incentive Stock Options and Non-Qualified Stock Options, SARs, Stock Awards, Dividend Equivalent Rights, Performance Shares, Stock Units and Incentive Awards.

The Company previously adopted the Dynex Capital, Inc. 2004 Stock Incentive Plan (the “Prior Plan”). No new Awards will be granted under the Prior Plan on or after the Effective Date of the Plan. Awards granted under the Prior Plan will remain under the Prior Plan. No shares of Common Stock authorized for award or issuance under the Prior Plan will be transferred to or used under this Plan.

2.02. Purpose of the Plan

The Plan is intended to assist the Company and Related Entities in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and the Related Entities and to associate their interests with those of the Company and its shareholders. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

2.03. Effective Date and Duration of the Plan

The Plan shall be effective on May 13, 2009, subject to shareholder approval. The Plan shall remain in effect, subject to the right of the Board to terminate the Plan any time pursuant to Article XVIII, until May 12, 2019, at which time the Plan shall terminate except with respect to Awards made prior to, and outstanding on, that date which shall remain valid in accordance with their terms. No Awards shall be made under the Plan until the Effective Date.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Awards, upon such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability, earning, vesting or forfeitability of an Incentive Award, Stock Award, Stock Unit, Dividend Equivalent Right or award of Performance Shares including by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or a Related Entity, requirements that the Company achieve a specified level of financial performance or that the Company achieve a specified level of financial return. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or both, or the time at which an award of Performance Shares may become nonforfeitable or be settled or the time at which an Incentive Award or Dividend Equivalent Right may become nonforfeitable or be paid. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the

Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, or Award. All expenses of administering this Plan shall be borne by the Company, a Related Entity or a combination thereof. Subject to limitations under applicable law, the Administrator is authorized in its discretion to issue Awards and/or accept notices, elections, consents and/or other forms or communications by Participants by electronic or similar means, including, without limitation, transmissions through e-mail, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time.

The Administrator, in its discretion, may delegate to one or more officers of the Company all or part of the Administrator’s authority and duties with respect to Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV

ELIGIBILITY

Any employee of the Company, any member of the Board, any employee or director of a Related Entity (including a corporation that becomes a Related Entity after the adoption of this Plan), or any consultant or advisor to the Company or a Related Entity is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Company or a Related Entity.

ARTICLE V

STOCK SUBJECT TO PLAN

5.01. Shares Issued

Upon the award of shares of Common Stock pursuant to a Stock Award or in settlement of an Award of Performance Shares, Stock Units, Incentive Awards, or Dividend Equivalent Rights, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02. Aggregate Common Stock Limit

The maximum aggregate number of shares of Common Stock that may be issued under this Plan, pursuant to the exercise of SARs and Options, the grant of Stock Awards and the settlement of Performance Shares, Incentive Awards, Dividend Equivalent Rights and Stock Units is 2,500,000 shares. The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Section 5.05.

5.03. Individual Limits

Each type of Award is subject to a per Participant calendar year limit, which limit is set forth in the respective Article of the Plan governing the Award. If an Award that a Participant holds is cancelled or subject to a repricing within the meaning of the regulations under Section 162(m) of the Code (after shareholder approval as required herein), the cancelled Award shall continue to be counted against the maximum number of shares of Common Stock for which Awards may be granted to the Participant in any calendar year as required under Section 162(m) of the Code. The maximum number of shares of Common Stock that may be granted in any calendar year to any Participant shall be subject to adjustment as provided in Section 5.05.

5.04 Awards Settled in Cash; Reissue of Awards and Shares

To the extent that an Award is settled in cash or a form other than shares of Common Stock, the shares of Common Stock that would have been delivered had there been no such cash or other settlement shall not be counted against the shares of Common Stock available for issuance under the Plan. Shares of Common Stock that are subject to or underlie Awards that expire, or for any reason are cancelled, terminated or forfeited, fail to vest, or for any other reason (including the holding back of Shares to pay exercise or purchase price of an Award or to satisfy the minimum applicable tax withholding obligation of the Company or a Related Entity with respect to an Award) are not paid or delivered under the Plan, shall again be available for issuance pursuant to subsequent Awards under the Plan. If outstanding shares of Common Stock are used to pay the exercise or purchase price of an Award or to satisfy the minimum applicable tax withholding obligation of the Company or a Related Entity with respect to an Award, such shares shall not increase the number of Shares available for issuance under the Plan.

5.05. Adjustment Upon Change In Common Stock

The maximum number of shares as to which Awards may be granted under this Plan; the terms of outstanding Awards (including, without limitation, the number of shares subject to the Award, the Option price and the Initial Value of SARs); and the per Participant limitations on the number of shares of Common Stock for which Awards of Common Stock may be granted shall be adjusted as the Administrator shall determine to be equitably required to retain the Award’s intrinsic value in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies, (b) there occurs any other event which, in the judgment of the Administrator necessitates such action or (c) there is a Change in Control. Any determination made under this Section 5.05 by the Administrator shall be final and conclusive. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Awards may be granted, the per Participant limitations on the number of shares of Common Stock for which Awards may be granted or the terms of outstanding Awards. The Administrator may grant Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or a Related Entity in connection with a transaction or event described in this Section 5.05. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Awards shall be as the Administrator, in its discretion, determines is appropriate.

ARTICLE VI

OPTIONS

6.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted, the type of Option to be granted (Incentive Stock Option or Non-Qualified Stock Option), and will specify the number of shares of Common Stock covered by each such Award; provided, however that no Participant may be granted Options in any calendar year covering more than 250,000 shares of Common Stock. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.

6.02. Option Price

The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value of such Common Stock on the date the Option is granted. In addition, an ISO granted to a Participant who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall have an Option price which is at least equal to 110% of the Fair Market Value of such Common Stock on the date of grant. Except for an adjustment authorized under Section 5.05, the Option price may not be reduced (by amendment or cancellation of the Option or otherwise) after the date of grant.

6.03. Maximum Option Period

The maximum period in which an Option may be exercised shall be ten years from the date such Option was granted. In addition, an ISO granted to a Participant who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall not be exercisable after the expiration of five years from its date of grant. The terms of any Option may provide that it has a term that is less than such maximum period.

6.04. Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that Incentive Stock Options (granted under the Plan and all plans of the Company and its Related Entities) may not be first exercisable in a calendar year for stock having a Fair Market Value (determined as of the date an Option is granted) exceeding the limit prescribed by Section 422(d) of the Code. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised. Unless the applicable Agreement provides otherwise, all Options shall be forfeited and no longer exercisable upon a Participant’s termination of employment or service.

6.05. Payment

Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. Subject to rules established by the Administrator, payment of all or part of the Option price may be made with shares of Common Stock owned by the Participant. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised. The Administrator may allow, in its sole discretion and in accordance with any rules and procedures the Administrator may establish, for other forms of payment of the Option price, such as “cashless” exercise or “net” exercise.

6.06. Shareholder Rights

No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

6.07. Disposition of Stock

A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Option that was an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII

SARS

7.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by each such Award; provided, however, no Participant may be granted SARs in any calendar year covering more than 250,000 shares of Common Stock. For purposes of the foregoing limit, an Option and Corresponding SAR shall be treated as a single award. In addition, no Participant may be granted Corresponding SARs (under all incentive stock option plans of the Company and its Related Entities) that are related to incentive stock options which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds the limit prescribed by Section 422(d) of the Code.

7.02. Maximum SAR Period

The maximum period in which an SAR may be exercised shall be ten years from the date such SAR was granted. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03. Exercise

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the Option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.04. Settlement

The time of settlement of the SAR shall be designated in the applicable Agreement. Payment may be made (i) in Common Stock, valued at Fair Market Value on the date of settlement, (ii) in cash or (iii) in a combination thereof as determined or permitted by the Administrator and as provided in the applicable Agreement. Any payment in Common Stock shall be effected in book-entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Participant so requests in writing or the Administrator so directs.

7.05. Shareholder Rights

No Participant shall, as a result of receiving an SAR, have any rights as a shareholder of the Company until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

ARTICLE VIII

STOCK AWARDS

8.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by each such award; provided, however, that no Participant may receive Stock Awards in any calendar year for more than 250,000 shares of Common Stock.

8.02. Vesting

The Administrator, on the date of the Award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time and/or subject to such other conditions as may be set forth in the Agreement or not subject to any conditions or restrictions. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Related Entities before the expiration of a stated period or if the Company, a Related Entity, the Company and its Related Entities or the Participant fails to achieve stated performance objectives, including the Performance Criteria. The Administrator, in its discretion, may waive any requirements for vesting or transferability for all or part of the shares subject to a Stock Award in connection with a Participant’s termination of employment or service.

8.03. Shareholder Rights

Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all the rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award or such right to receive dividends, (ii) the Company shall retain custody of any certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

ARTICLE IX

DIVIDEND EQUIVALENT RIGHTS

9.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom Dividend Equivalent Rights are to be granted and will specify the number of shares of Common Stock covered by each such Award; provided, however, no Participant may be granted Dividend Equivalent Rights in any calendar year covering more than 250,000 shares of Common Stock. The number of Dividend Equivalent Rights awarded will be fixed on the DER Award Date. The Dividend Equivalent Rights are not tied to specific outstanding Options or SARs Awards and the exercise of an Option or a SAR shall not impact the amount of the outstanding Dividend Equivalent Rights.

9.02. Payment

For each Dividend Equivalent Right awarded, the Participant shall be paid on the DER Payment Date (which must be set forth in the applicable Agreement) an amount equal to the actual dividends paid on a share of Common Stock during the DER Accrual Period. Payment may be made (i) in Common Stock, valued at Fair Market Value on the date of settlement, (ii) in cash or (iii) in a combination thereof as determined or permitted by the Administrator and as provided in the applicable Agreement. Any payment in Common Stock shall be effected in book-entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Participant so requests in writing or the Administrator so directs.

ARTICLE X

PERFORMANCE SHARE AWARDS

10.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Award of Performance Shares is to be made and will specify the number of shares of Common Stock covered by each such Award; provided, however, that no Participant may receive Awards of Performance Shares in any calendar year for more than 250,000 shares of Common Stock.

10.02. Earning the Award

The Administrator, on the date of the grant of an Award, shall prescribe that the Performance Shares, or a portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the Award of Performance Shares, only upon the satisfaction of Performance Criteria or such other performance criteria as may be prescribed by the Administrator and set forth in the Agreement. The restrictions set forth in the applicable Agreement shall not apply in the case of a Stock Award granted in connection with the settlement of Performance Shares. By way of example and not of limitation, the Performance Conditions may provide that the Performance Shares will be earned only if the Participant remains in the employ or service of the Company or a Related Entity for a stated period and that the Company, a Related Entity, the Company and its Related Entities or the Participant achieve stated objectives. Notwithstanding the preceding sentences of this Section 10.02, but subject to any applicable limits under Articles XIII and XV, the Administrator, in its discretion, may reduce the duration of the performance period and may adjust the performance objectives for outstanding Performance Shares in connection with a Participant’s termination of employment or service.

10.03. Payment

The time and form of payment shall be designated in the applicable Agreement. Payment may be made (i) in Common Stock, valued at Fair Market Value on the date of settlement, (ii) in cash or (iii) in a combination thereof as determined or permitted by the Administrator and as provided in the Agreement. Any payment in Common Stock shall be effected in book entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Participant so requests in writing or the Administrator so directs.

10.04. Shareholder Rights

No Participant shall, as a result of receiving an Award of Performance Shares, have any rights as a shareholder until and to the extent that the Award of Performance Shares is earned and settled by the issuance of Common Stock. After an Award of Performance Shares is earned, if settled completely or partially in Common Stock, a Participant will have all the rights of a shareholder with respect to such Common Stock.

ARTICLE XI

STOCK UNITS

11.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Award of Stock Units is to be made and will specify the number of Stock Units covered by such Awards; provided, however, that no Participant may be awarded Stock Units for more than 250,000 shares of Common Stock in any calendar year.

11.02. Earning the Award

The Administrator, on the date of grant of the Award, may prescribe that the Stock Units or a portion thereof, will be earned only upon, and the Participant will be entitled to receive a payment pursuant to the Award of Stock Units, only upon the satisfaction of Performance Criteria and/or such other criteria as may be prescribed by the Administrator and set forth in the applicable Agreement. The restrictions set forth in the Agreement must include a vesting period of at least one year or the attainment of performance objectives, including performance objectives stated with reference to Performance Criteria. By way of example and not of limitation, the Performance Criteria or other criteria may provide that the Stock Units will be earned only if the Participant remains in the employ or service of the Company or a Related Entity for a stated period or that the Company, a Related Entity, the Company and its Related Entities or the Participant achieve stated objectives including performance objectives stated with reference to Performance Criteria. Notwithstanding the preceding sentences of this Section 11.02, but subject to any applicable restrictions under Articles XIII and XV, the Administrator, in its discretion, may reduce the duration of the performance period and may adjust the performance objectives for outstanding Stock Units in connection with a Participant’s termination of employment or service.

11.03. Payment

The time and form of payment shall be designated in the applicable Agreement. Payment may be made (i) in Common Stock, valued at Fair Market Value on the date of settlement, (ii) in cash or (iii) in a combination thereof as determined or permitted by the Administrator, as provided in the Agreement. Any payment in Common Stock shall be effected in book-entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Participant so requests in writing or the Administrator so directs.

11.04. Shareholder Rights

No Participant shall, as a result of receiving an award of Stock Units, have any rights as a shareholder of the Company or Subsidiary until and to the extent that the Stock Units are earned and settled in shares of Common Stock. After Stock Units are earned and settled in shares of Common Stock, a Participant will have all the rights of a shareholder with respect to such shares.

ARTICLE XII

INCENTIVE AWARDS

12.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Incentive Award is to be granted. Each Incentive Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more Performance Criteria or other performance criteria established for a performance period of not less than one year. Each Incentive Award shall contain provisions regarding (i) the target, minimum and maximum amounts payable to the Participant as an Incentive Award, (ii) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Incentive Award prior to actual payment, (vi) forfeiture provisions, (vii) immediate vesting provisions, and (viii) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Administrator. In establishing the provisions of Incentive Awards, the Administrator does not have to provide for individual Agreements and, instead, Incentive Awards may be awarded as part of a group plan or program and the Administrator may refer to categories of such Incentive Awards as parts of a subplan or a “Program” under the Plan, which names will not affect the applicability of this Plan. The maximum amount payable pursuant to an Incentive Award granted under this Plan for any calendar year to any Participant (determined at the end of the applicable performance period) shall not exceed $4,000,000 (which may include the issuance of no more than 250,000 shares of Common Stock). The Administrator shall establish the performance criteria and level of achievement versus the criteria which shall determine the target and the minimum and the maximum amounts payable under an Incentive Award, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Incentive Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section  162(m) of the Code and such portion shall be subject to the requirements set forth in Article XIII.

12.02. Payment

The time and form of payment shall be designated in the applicable Agreement. Payment may be made (i) in Common Stock, valued at Fair Market Value on the date of settlement, (ii) in cash or (iii) in a combination thereof as determined or permitted by the Administrator, as provided in the Agreement. Any payment in Common Stock shall be effected in book-entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Participant so requests in writing or the Administrator so directs.

12.03. Discretionary Adjustments

Notwithstanding satisfaction of any performance criteria, the amount paid under an Incentive Award on account of either financial performance or personal performance evaluations may be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

12.04. Shareholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or a Related Entity on account of such Incentive Award, unless and then only to the extent that the Incentive Award is earned and settled in shares of Common Stock.

ARTICLE XIII

QUALIFIED PERFORMANCE-BASED COMPENSATION

13.01. Qualified Performance-Based Compensation Awards

The Administrator may provide that Awards granted under the Plan are to be considered qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder so that the tax deduction of the Company or any Related Entity for any Awards so granted is not disallowed in whole or in part by operation of Section 162(m) of the Code. The Administrator will designate that all or a portion of an Award is intended or is not intended to be qualified performance-based compensation under Section 162(m) of the Code.

13.02 Establishment of Performance Conditions

In accordance with the Plan, Awards that are intended to be qualified performance-based compensation will become exercisable, nonforfeitable and transferable, and earned and payable, based on objectively determinable Performance Conditions. Objectively determinable Performance Conditions are Performance Criteria (i) that are established in writing (a) at the time of grant or (b) no later than the earlier of (x) 90 days after the beginning of the period of service to which they relate and (y) before the lapse of 25% of the period of service to which they relate; (ii) that are uncertain of achievement at the time they are established and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. Performance Conditions may be related to a specific customer or group of customers or geographic region. Performance Conditions also may be measured solely on a Company, Related Entity, or business unit basis, or a combination thereof. Performance Conditions may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance conditions. Profit, earnings and revenues used for any Performance Condition measurement may exclude any extraordinary or non-reoccuring items. The Performance Conditions may, but need not, be based upon an increase or positive result under the aforementioned business criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria). The Performance Conditions may not include solely the mere continued employment of the Participant. However, the Award may become exercisable, nonforfeitable and transferable or earned and payable contingent on the Participant’s continued employment or service, and/or employment or service at the time the Award becomes exercisable, nonforfeitable and transferable or earned and payable, in addition to the Performance Conditions described above.

13.03. Establishing the Amount of the Award

The amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable if the Performance Conditions are obtained (or an objective formula for, or method of, computing such amount) also must be established at the time set forth in Section 13.01 above. Notwithstanding the preceding sentence, the Administrator may, in its sole discretion, reduce the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable, as applicable, if the Administrator determines that such reduction is appropriate under the facts and circumstances. In no event shall the Administrator have the discretion to increase the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable.

13.04. Earning the Award

If the Administrator, on the date of grant, prescribes that an Award shall become exercisable, nonforfeitable and transferable or earned and payable only upon the attainment of any of the above Performance Conditions, the Award shall become exercisable, nonforfeitable and transferable or earned and payable only to the extent that the Administrator certifies in writing that such conditions have been achieved. An Award will not satisfy the requirements of this Article XIII to constitute qualified performance-based compensation if the facts and circumstances indicate the Award will become exercisable, nonforfeitable and transferable or earned and payable regardless of whether the Performance Conditions are attained. However, an Award does not fail to meet the requirements of this Article XIII merely because the Award would become exercisable, nonforfeitable and transferable or earned and payable upon the Participant’s death or disability or upon a Change in Control, although an Award that actually becomes exercisable, nonforfeitable and transferable or earned and payable on account of those events prior to the attainment of the Performance Conditions would not constitute qualified performance-based compensation under Section 162(m) of the Code. In determining if the Performance Conditions have been achieved, the Administrator may adjust the performance targets in the event of any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, a Related Entity or business unit or in any product that is material taken as a whole as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award. Additionally, in determining if such Performance Conditions have been achieved, the Administrator also may adjust the Performance Conditions in the event of any (i) unanticipated asset write-downs or impairment charges, (ii) litigation or claim judgments or settlements thereof, (iii) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (iv) accruals for reorganization or restructuring programs, or extraordinary non-reoccurring items as described in Accounting Principles Board Opinion No. 30, (v) acquisitions or dispositions or (vi) foreign exchange gains or losses. To the extent any such adjustments affect Awards, the intent is that they shall be in a form that allows the Award to continue to meet the requirements of Section 162(m) of the Code for deductibility.

ARTICLE XIV

TERMS APPLICABLE TO ALL AWARDS

14.01. Written Agreement

Except as otherwise provided in Article XII for Incentive Awards, each Award shall be evidenced by a written Agreement (including any amendment or supplement thereto) between the Company and the Participant specifying the terms and conditions of the Award granted to such Participant. Awards may be granted singly, in combination or in tandem with other Awards.

14.02. Nontransferability

Except as provided in Section 14.03, each Award granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. Except as provided in Section 14.03, during the lifetime of the Participant to whom an Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant or his transferee.

14.03. Transferable Awards

Section 14.02 and any other provision of the Plan to the contrary notwithstanding, if the Agreement so provides, an Award that is not an Incentive Stock Option or a Corresponding SAR that relates to an Incentive Stock Option may be transferred by a Participant to any of such class of transferees who can be included in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares issuable upon exercise or payment of such Awards granted under the Plan. Any such transfer will be permitted only if (i) the Participant does not receive any consideration for the transfer, (ii) the Administrator expressly approves the transfer and (iii) the transfer is on such terms and conditions as are appropriate for the class of transferees who may rely on the Form S-8 Registration Statement. The holder of the Award transferred pursuant to this Section 14.03 shall be bound by the same terms and conditions that governed the Award during the period that it was held by the

Participant; provided, however, that such transferee may not transfer the Award except by will or the laws of descent and distribution. In the event of any transfer of an Option or Corresponding SAR (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Common Stock awarded under Article VIII may not be transferred prior to becoming nonforfeitable and transferable.

14.04. Effect of Leave of Absence on Employment or Service

If the terms of any Award provide that it may be exercised or paid only during employment or continued service or within a specified period of time after termination of employment or continued service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

14.05. Change in Control

In the event of a Change in Control of the Company, subject to the terms of any Agreement or other agreement between the Company and a Participant regarding a change in control, the Administrator, in its sole discretion may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Administrator; (ii) provide for the purchase or settlement of any such Award by the Company, with or without a Participant’s request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant’s rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Administrator deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.

14.06. Tax Withholding

Each Participant shall be responsible for satisfying any income and employment tax withholding obligation attributable to participation in this Plan. In accordance with procedures established by the Administrator, a Participant may surrender shares of Common Stock, or receive fewer shares of Common Stock than otherwise would be issuable, in satisfaction of all or part of that obligation.

14.07. Share Certificates and Book Entry

To the extent that the Plan provides for issuance of stock certificates to represent shares of Common Stock, the issuance may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange. Notwithstanding any other provisions contained in this Plan, in its discretion the Administrator may satisfy any obligation to deliver shares of Common Stock represented by stock certificates by delivering shares in electronic form or book-entry credit. If the Company issues any shares of Common Stock in electronic form or book-entry credit that are subject to terms, conditions and restrictions on transfer, a notation shall be made in the records of the transfer agent with respect to any such shares describing all applicable terms, conditions and restrictions on transfer.

ARTICLE XV

CODE SECTION 409A COMPLIANCE

The Company intends that all Awards under this Plan either comply with Code Section 409A or comply with an exemption from the application of Code Section 409A. The Administrator shall not exercise any discretion under the Plan, including, but not limited to, any discretion under Sections 5.05 and 14.06, that would violate Code Section 409A. Awards of Options and SARs are designed to be exempt from Code Section 409A. Stock Awards, Dividend Equivalent Rights, Performance Shares, Stock Units and Incentive Awards may be designed to be exempt from Code Section 409A or to comply with Code Section 409A. Each Agreement covering an Award subject to

Code Section 409A shall comply with the requirements of Code Section 409A and shall include any terms required by Code Section 409A (including the 6 month delay requirement for specified employees, authorized distribution events and time and form of payment requirements). All Awards exempt from Code Section 409A shall be interpreted and administered in a manner as to maintain such exemption. The Company and the Administrator, however, shall have no responsibility or liability if any Award is subject to adverse taxation under Code Section 409A.

ARTICLE XVI

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock under an Award may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters. A Participant shall be required to forfeit any and all rights under Awards or to reimburse the Company for any payment under any Award (with interest as necessary to avoid imputed interest or original issue discount under the Code or as otherwise required by applicable law) to the extent applicable law requires such forfeiture or reimbursement.

ARTICLE XVII

GENERAL PROVISIONS

17.01. Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or a Related Entity or in any way affect any right or power of the Company or a Related Entity to terminate the employment or service of any individual at any time with or without assigning a reason therefore.

17.02. Unfunded Plan

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

17.03. Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law. Neither the Plan nor any Agreement shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Agreement to be drafted.

17.04. Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

17.05. Governing Law

The Plan, and all Agreements hereunder, shall be governed, construed and administered in accordance with and governed by the laws of the Commonwealth of Virginia and applicable federal law, without regard to conflict of law provisions. The Administrator may provide that any dispute as to any Award shall be presented and determined in such forum as the Administrator may specify, including through binding arbitration. Any reference in this Plan or in an Agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability. Except for any arbitration elected by the Administrator, any dispute under the Plan, or under any Agreement, shall be adjudicated solely and exclusively in the Federal and State Courts having jurisdiction over, or located in, Henrico County, Commonwealth of Virginia, and no other Court shall have jurisdiction of the Plan, any Agreement, any Award, or any dispute hereunder.

17.06. Beneficiary Designation

Each Participant shall have the right to notify the Administrator in writing in a form acceptable to the Administrator of any designation of a successor in interest (a “Beneficiary”) to receive, if alive, benefits under the Plan or, if permitted by the Administrator, with respect to any Award in the event of his death. Such designation may be changed from time to time by notice in writing to the Administrator in a form acceptable to the Administrator. If a Participant dies without having designated a Beneficiary, or if the Beneficiary so designated has predeceased the Participant or cannot be located by the Administrator within one year after the date when the Administrator commenced making a reasonable effort to locate such Beneficiary, then the executor or the administrator of the Participant’s estate shall be deemed to be his Beneficiary. Any Beneficiary designation may include multiple, contingent or successive Beneficiaries and may specify the proportionate distribution to each Beneficiary. If a Beneficiary shall survive the Participant, but shall die before the entire benefit payable to such Beneficiary has been distributed, then absent any other provision by the Participant, the unpaid amount of such benefit shall be distributed to the estate of the deceased Beneficiary. If multiple Beneficiaries are designated, absent provisions by the Participant, those named or the survivors of them shall share equally any benefits payable under the Plan. Any Beneficiary, including the Participant’s spouse, shall be entitled to disclaim any benefit otherwise payable to him under the Plan.

ARTICLE XVIII

AMENDMENT OF PLAN AND AWARDS

18.01. Amendment of Plan

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than pursuant to an adjustment pursuant to Section 5.05), (ii) the amendment changes the class of individuals eligible to become Participants or (iii) NYSE rules. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made.

18.02. Modification, Extension and Renewal of Awards

Subject to the terms and conditions and within the limitations of the Plan, the Administrator may modify, extend or renew outstanding Awards and may modify the terms of an outstanding Agreement, may accept the surrender of outstanding Awards granted under the Plan or outstanding awards granted under any other equity compensation plan of the Company and authorize the granting of new Awards pursuant to the Plan in substitution therefor so long as the new or substituted awards are not of a different type (with Options and SARs being one type and thus not eligible to be exchanged for any Award other than Options or SARs), and otherwise the new Awards may specify a longer term than the surrendered Awards or awards, may provide for more rapid vesting and exercisability than the surrendered Awards or awards, and may contain any other provisions that are authorized by the Plan. Notwithstanding the foregoing, however, no modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.

Notwithstanding anything to the contrary in the foregoing other than an adjustment pursuant to Section 5.05 herein, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the Option price or Initial Value of outstanding Options or SARs or to cancel outstanding Options or SARs in exchange for cash, other Awards or awards or Options or SARs with an exercise price or Initial Value that is less than exercise price or Initial Value of the original Options or SARs.

DYNEX CAPITAL, INC. 4991 Lake Brook Dr. Suite 100 GLEN ALLEN, VA 23060

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Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Dynex Capital, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Dynex Capital, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DYNEX1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

DYNEX CAPITAL, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.
Vote On Directors		☐	☐	☐
1.	ELECTION OF DIRECTORS
Nominees: 01) Thomas B. Akin 02) Daniel K. Osborne 03) James C. Wheat III

Vote On Proposal							For	Against	Abstain
2.	Proposal to ratify the selection of BDO Seidman LLP, independent certified public accountants, as auditors for the Company for the 2009 fiscal year.						☐	☐	☐
The proxies are authorized to vote in their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR each of the nominees listed in Proposal 1 and FOR Proposal 2. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐	Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

DO NOT RETURN THIS PROXY CARD IF YOU APPOINT YOUR PROXY TO VOTE BY TELEPHONE OR INTERNET. YOUR ELECTRONIC APPOINTMENT OF A PROXY BY TELEPHONE OR VIA THE INTERNET AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED, AND RETURNED YOUR PROXY CARD.

PROXY - COMMON STOCK DYNEX CAPITAL, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS May 13, 2009
The undersigned hereby appoints Stephen J. Benedetti and Alison G. Griffin, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Dynex Capital, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 p.m. Eastern Time, on May 13, 2009 at Northshore Commons I located at 4951 Lake Brook Dr., Glen Allen, Virginia 23060, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

IF YOU HAVE NOT VOTED BY TELEPHONE OR INTERNET, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DYNEX CAPITAL, INC. 4991 Lake Brook Drive Suite 100 GLEN ALLEN, VA 23060

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Dynex Capital, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Dynex Capital, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DYNEX3	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

DYNEX CAPITAL, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1.
Vote On Directors		☐	☐	☐
1.	ELECTION OF DIRECTORS
Nominees: 01) Leon A. Felman 02) Barry Igdaloff

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will not be voted. The holders of Series D Preferred Stock are not entitled to vote on any other matter.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐	Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

DO NOT RETURN THIS PROXY CARD IF YOU APPOINT YOUR PROXY TO VOTE BY TELEPHONE OR INTERNET. YOUR ELECTRONIC APPOINTMENT OF A PROXY BY TELEPHONE OR VIA THE INTERNET AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED, AND RETURNED YOUR PROXY CARD.

PROXY - SERIES D PREFERRED STOCK DYNEX CAPITAL, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS May 13, 2009
The undersigned hereby appoints Stephen J. Benedetti and Alison G. Griffin, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series D Preferred Stock of Dynex Capital, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 p.m., Eastern Time, on May 13, 2009 at the NorthShore Commons I located at 4951 Lake Brook Drive, Glen Allen, Virginia 23060, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL NOT BE VOTED.

IF YOU HAVE NOT VOTED BY TELEPHONE OR INTERNET, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE

*** Exercise Your Right to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials for the Shareholder

Meeting To Be Held on May 13, 2009.

Meeting Information
DYNEX CAPITAL, INC.
Meeting Type: Annual
For holders as of: 03/24/09
Date: 05/13/09 Time: 3:00 P.M., EDT
	Location:	North Shore Commons I
4951 Lake Brook Drive
Glen Allen, VA 23060
Meeting Directions: To obtain directions to attend the Annual Meeting in person, please call Investor Relations at (804) 217-5897.
You are receiving this communication because you hold shares in the company named above.

DYNEX CAPITAL, INC. 4991 LAKE BROOK DRIVE SUITE 100 GLEN ALLEN, VA 23060

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT                    ANNUAL REPORT

FORM OF COMMON PROXY/FORM OF PREFERRED PROXY

How to View Online:

Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.

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2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

*       If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. To facilitate timely delivery, please make the request as instructed above on or before 04/29/09.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: At the meeting, you will need to request a ballot to vote these shares.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12-Digit Control Number available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items-Common
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

1.	ELECTION OF DIRECTORS
Nominees:
01) Thomas B. Akin
02) Daniel K. Osborne
03) James C. Wheat III

2.	Proposal to approve the Dynex Capital, Inc. 2009 Stock and Incentive Plan.

3.	Proposal to ratify the selection of BDO Seidman, LLP, independent certified public accountants, as auditors for the Company for the 2009 fiscal year.

The proxies are authorized to vote in their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Voting Items-Preferred
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1.

1.	ELECTION OF DIRECTORS
Nominees:
01) Leon A. Felman
02) Barry Igdaloff